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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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WORLD FUEL SERVICES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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WORLD FUEL SERVICES CORPORATION
9800 Northwest 41st Street
Miami, Florida 33178

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 24, 2019

April 12, 2019

              Notice is hereby given that the Annual Meeting of Shareholders of WORLD FUEL SERVICES CORPORATION will be held on Friday, May 24, 2019, at 8:00 a.m., Eastern Time, at the offices of Norton Rose Fulbright LLP located at 1301 Avenue of the Americas, New York, NY 10019 for the following purposes:

  1.
  To elect as directors the eight nominees named in the attached proxy statement;

  2.
  To conduct a non-binding, advisory vote on executive compensation;

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2019 fiscal year; and

  4.
  To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

              These matters are more fully discussed in the accompanying proxy statement.

              Shareholders of record at the close of business on March 25, 2019 are entitled to notice of and to vote at the meeting and any adjournment thereof.

              Whether or not you expect to be present at the meeting, please vote using the Internet, by telephone or by mail, in each case by following the instructions in our proxy statement. Shareholders who execute a proxy may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

By Order of the Board of Directors WORLD FUEL SERVICES CORPORATION

R. Alexander Lake, Jr. Executive Vice President, Chief Legal Officer and Corporate Secretary

              We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report for the year ended December 31, 2018 on or about April 12, 2019.

Our proxy statement and annual report are available online at: www.proxyvote.com

PROXY SUMMARY

This proxy summary highlights information contained elsewhere in this proxy statement and does not contain all information that you should review and consider. Please read the entire proxy statement with care before voting.

2019 ANNUAL MEETING

Date and Time:	Friday, May 24, 2019, at 8:00 a.m. Eastern Time
Place:	Norton Rose Fulbright LLP located at 1301 Avenue of the Americas, New York, NY 10019
Record Date:	March 25, 2019
Voting:	Each share of common stock outstanding at the close of business on March 25, 2019 has one vote on each matter that is properly submitted for a vote at the annual meeting.

PROPOSALS AND BOARD RECOMMENDATION

PROPOSAL	Board Recommendation	Page Reference (for more details)
Election of Directors	FOR each Director Nominee	7
Non-Binding, Advisory Vote on Executive Compensation	FOR	60
Ratification of PricewaterhouseCoopers LLP as our Independent Registered Certified Public Accounting Firm	FOR	61

2018 EXECUTIVE COMPENSATION HIGHLIGHTS

The following summary of our executive compensation program highlights our commitment to executive compensation practices that align the interests of our executives and shareholders. For a comprehensive discussion of our executive compensation, see "Compensation Discussion and Analysis", beginning on page 32 of this proxy statement.

What We Do	What We Don't Do

✓

Executive compensation program tied to our financial and operating performance and the creation of shareholder value

✓

Robust stock ownership guidelines applicable to executive officers

✓

Rigorous stock retention requirements applicable to NEOs

✓

Policies prohibiting hedging of shares by NEOs, employees and directors

✗ NEOs not eligible for guaranteed bonuses ✗ No tax gross ups ✗ No excessive perquisites ✗ No single-trigger vesting of awards upon a change of control

BOARD AND GOVERNANCE HIGHLIGHTS

We believe good governance is critical to achieving long-term shareholder value. The following table summarizes certain highlights of our corporate governance practices, policies and highlights. For a comprehensive discussion of our corporate governance policies, see "Corporate Governance", beginning on page 12 of this proxy statement.

✓

Director resignation policy for all directors in uncontested elections

✓

Annual election of directors

✓

Majority independent Board

✓

Regular shareholder engagement on governance, compensation and other issues of interest to our shareholders

✓

Robust stock ownership guidelines applicable to directors

✓

Independent lead director facilitates and strengthens the Board's independent oversight

✓

Independent directors meet in executive session without management present

✓

Strong Board oversight of risk management process

✓

Annual Board evaluations and self-assessments

✓

Policies prohibiting hedging of shares by directors

✓

No related person transactions in 2018

WORLD FUEL SERVICES CORPORATION
9800 Northwest 41st Street
Miami, Florida 33178

PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, MAY 24, 2019

The proxy materials listed below are available to you at www.proxyvote.com. You will need your 12-digit control number found on your proxy card, voter instruction form or Notice of Internet Availability to access these materials:

  •
  our annual report for the fiscal year ended December 31, 2018;

  •
  our 2019 proxy statement (including all attachments thereto);

  •
  the proxy card; and

  •
  any amendments to the foregoing materials that are required to be furnished to shareholders.

              Among other things, this proxy statement contains information regarding (i) the date, time and location of the meeting; (ii) a list of the matters being submitted to our shareholders; and (iii) information concerning voting for these matters at the meeting.

INTRODUCTION

              This proxy statement is furnished to the shareholders of World Fuel Services Corporation in connection with the solicitation of proxies by the Board of Directors, or the "Board", for the 2019 annual meeting of shareholders, or the "Annual Meeting". The terms "World Fuel", "Company," "we," "our" and "us" used in this proxy statement refer to World Fuel Services Corporation and its subsidiaries unless the context otherwise requires.

              We are utilizing the Securities and Exchange Commission, or "SEC", rule allowing companies to furnish proxy materials to their shareholders over the Internet. In accordance with this rule, on or about April 12, 2019, we sent our shareholders at the close of business on March 25, 2019 a Notice of Internet Availability of Proxy Materials for the Annual Meeting, which we refer to as the "Notice". The Notice contains instructions on how to access our proxy statement and annual report and vote online. If you received a Notice and would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions included in the Notice for requesting such materials at no charge.

World Fuel Services Corporation     |     2019 Proxy Statement    1

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What is the date, time and place of the Annual Meeting?

              Our Annual Meeting will be held on Friday, May 24, 2019, at 8:00 a.m., Eastern Time, at the offices of Norton Rose Fulbright LLP located at 1301 Avenue of the Americas, New York, NY 10019.

What am I being asked to vote on and what is the Board recommendation?

              At the Annual Meeting you will be asked to vote on the following three proposals. Our Board recommendation for each of these proposals is set forth below:

	Proposal	Board Recommendation
1.	To elect eight directors each for a term expiring at the next annual meeting or until his successor has been duly elected and qualified.	FOR each Director Nominee
2.	To approve on a non-binding, advisory basis, the compensation of our named executive officers ("NEOs"), as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion below.	FOR
3.	To ratify the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent registered certified public accounting firm ("independent auditor") for the 2019 fiscal year.	FOR

              You will also be asked to consider and act upon such other business as may properly come before the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

              Only holders of record of our common stock at the close of business on March 25, 2019, the record date for the Annual Meeting, are entitled to notice of, and to attend and vote at the Annual Meeting, or any postponements or adjournments of the meeting. At the close of business on the record date, 67,237,498 shares of our common stock were issued and outstanding.

What is the difference between a shareholder of record and a beneficial owner?

              If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered, with respect to those shares, the "shareholder of record."

              If your shares are held by a brokerage firm, bank, trustee, other agent or record holder, each sometimes referred to as a "nominee," you are considered the "beneficial owner" of shares held in street name. The Notice has been forwarded to you by your nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your nominee on how to vote your shares by following their instructions for voting by telephone or on the Internet or, if you specifically request a copy of the printed materials, you may use the voting instruction card included in such materials.

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What are the voting rights of our shareholders?

              Our shareholders have one vote per share of our common stock owned on the record date for each matter properly presented at the Annual Meeting. For example, if you owned 100 shares of our common stock at the close of business on March 25, 2019, you can cast 100 votes for each matter properly presented at the Annual Meeting. Holders of our common stock have no cumulative voting rights.

What constitutes a quorum?

              A quorum will be present at the Annual Meeting if holders of a majority of the issued and outstanding shares of our common stock on the record date are represented at the Annual Meeting in person or by proxy. If a quorum is not present at the Annual Meeting, we expect to postpone or adjourn the Annual Meeting to solicit additional proxies. Abstentions and broker non-votes (as described below) will be counted as shares present and entitled to vote for the purpose of determining the presence or absence of a quorum.

What are "broker non-votes" and how are they treated?

              A "broker non-vote" occurs when a bank, broker, trustee, agent or other holder of record holding shares for a beneficial owner withholds its vote on a particular proposal because that holder does not have discretionary voting power for such proposal and has not received instructions from the beneficial owner. If your broker is the shareholder of record, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker, the rules of the New York Stock Exchange, or "NYSE", allow brokers the discretionary authority to vote your shares with respect to "routine" matters but not "non-routine" matters.

              The table below sets forth, for each proposal on the ballot, whether a broker can exercise discretion and vote your shares absent your instructions. If they cannot, such broker non-vote will not be counted as a vote cast and will therefore have no impact on the approval of the proposal.

Proposal	Can Brokers Vote Absent Instructions?
Election of Directors	No
Non-Binding, Advisory Vote on Executive Compensation	No
Ratification of Independent Registered Certified Public Accounting Firm	Yes

              If other matters are properly brought before the Annual Meeting and they are not considered routine under the applicable NYSE rules, shares held by a bank, broker or other holder of record holding shares for a beneficial owner will not be voted on such non-routine matters by that holder unless that holder has received voting instructions. As stated above, broker non-votes are counted as present for the purpose of determining whether a quorum is present.

How are abstentions treated?

              Abstentions will not be counted as votes cast in the final tally of votes with regard to any proposal. Therefore, abstentions will have no effect on the outcome of any proposal. As stated above, abstentions will be counted for the purpose of determining whether a quorum is present.

World Fuel Services Corporation     |     2019 Proxy Statement    3

Will my shares be voted if I do not provide my proxy?

              If your shares are held in the name of a bank, broker or other holder of record, they may be voted by the bank, broker or other holder of record with respect to "routine" matters (as described above under the caption "What are "broker non-votes" and how are they treated?") even if you do not give the bank, broker or other holder of record specific voting instructions. If you are a shareholder of record and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the Annual Meeting.

How do I vote?

    To Vote by Internet, Telephone or Mail:

              You can vote by proxy whether or not you attend the Annual Meeting. To vote by proxy, you have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

  •
  To vote by Internet, go to www.proxyvote.com and follow the instructions there. You will need the 12-digit control number included on your proxy card, voter instruction form or Notice.

  •
  To vote by telephone, dial the number listed on your proxy card, your voter instruction form or Notice. You will need the 12-digit control number included on your proxy card, voter instruction form or Notice.

  •
  If you received a Notice and wish to vote by traditional proxy card, you can request a full set of materials at no charge through one of the following methods:

    1)
    By Internet: by visiting www.proxyvote.com

    2)
    By phone: by using the phone number listed on the Notice

              To reduce our administrative and postage costs, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. To ensure that your vote is counted, please remember to submit your vote by 11:59 p.m. Eastern Time on Thursday, May 23, 2019.

    To Vote in Person:

              If your shares are registered in your name, you must bring a valid photo identification and deliver your completed proxy card or ballot in person.

              If you hold your shares in "street name," you will need to bring a valid photo identification to the Annual Meeting and obtain a legal proxy from your bank, broker or other nominee to vote the shares that are held for your benefit, attach such legal proxy to your completed proxy card and deliver it in person.

If I plan to attend the Annual Meeting, should I still vote by proxy?

              Yes. Casting your vote in advance does not affect your right to attend the Annual Meeting. If you vote in advance and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote.

World Fuel Services Corporation     |     2019 Proxy Statement    4

What vote is required for the proposals?

Proposal	Description of Votes Needed
Election of Directors	The eight nominees for election as directors will be elected by a "plurality" of the votes cast at the Annual Meeting. This means that the eight nominees who receive the highest number of "FOR" votes will be elected as directors, even if those nominees do not receive a majority of the votes cast. "Withhold" votes will not be counted as votes cast either for or against the election of a director and will have no effect on the results of the election of directors, although they will be considered present for the purpose of determining the presence of a quorum. See page 23 of this proxy statement for additional information about our director resignation policy in uncontested elections.
Non-Binding, Advisory Vote on Executive Compensation	The affirmative vote of a majority of the votes cast on the proposal is required for the approval of the non-binding, advisory vote with respect to executive compensation.
Ratification of Independent Registered Certified Public Accounting Firm	The affirmative vote of a majority of the votes cast on the proposal is required for the ratification of the appointment of PwC as our independent auditor for the 2019 fiscal year.

How will my proxy holder vote?

              The enclosed proxy designates Michael J. Kasbar, our Chairman, President and Chief Executive Officer and Paul H. Stebbins, Chairman Emeritus, to hold your proxy and vote your shares. Messrs. Kasbar and Stebbins will vote all shares of our common stock represented by properly executed proxies received in time for the Annual Meeting in the manner specified by the holders of those shares. Messrs. Kasbar and Stebbins intend to vote all shares of our common stock represented by proxies that are properly executed by the record holder but that otherwise do not contain voting instructions as follows:

Proposal
Election of Directors	FOR each Director Nominee
Non-Binding, Advisory Vote on Executive Compensation	FOR
Ratification of Independent Registered Certified Public Accounting Firm	FOR

What happens if additional matters are presented at the Annual Meeting?

              Other than the items of business described above, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy to the proxy holders named in the attached proxy card, such persons will vote in accordance with the recommendation of our Board, "FOR" or "AGAINST" such other matters.

Can I change my vote after I have voted?

              Voting by telephone, over the Internet or by mailing a proxy card does not preclude a shareholder from voting in person at the Annual Meeting. A shareholder may revoke a proxy, whether submitted via telephone, the Internet or mail, at any time prior to its exercise by (i) filing with our

World Fuel Services Corporation     |     2019 Proxy Statement    5

Corporate Secretary a duly executed revocation of proxy, (ii) properly submitting, either by telephone, mail or Internet, a proxy to our Corporate Secretary bearing a later date or (iii) appearing at the Annual Meeting and voting in person. Attendance at the meeting will not itself constitute revocation of a proxy.

What do I need to bring with me in order to attend the Annual Meeting?

              If you are a shareholder of record, you will need to bring with you to the Annual Meeting any proxy card that is sent to you and valid photo identification. Otherwise, you will be admitted only upon other verification of record ownership at the admission counter.

              If you are the beneficial owner of shares held in street name, bring with you to the Annual Meeting your most recent brokerage statement or a letter from your bank, broker, trustee, agent or other record holder indicating that you beneficially owned shares of our common stock on March 25, 2019 and valid photo identification. We can use that to verify your beneficial ownership of common stock and admit you to the Annual Meeting. If you intend to vote at the Annual Meeting, you also will need to bring to the Annual Meeting a legal proxy from your bank, broker, trustee, agent or other holder of record that authorizes you to vote the shares that the record holder holds for you in its name.

Where can I find voting results of the Annual Meeting?

              We will announce the results for the proposals voted upon at the Annual Meeting and publish final detailed voting results in a Form 8-K filed with the SEC within four business days after the Annual Meeting.

Who should I call with other questions?

              If you have additional questions about this proxy statement or the Annual Meeting or would like additional copies of this proxy statement or our annual report, please contact: World Fuel Services Corporation at 9800 Northwest 41st Street, Miami, Florida 33178, Attention: Corporate Secretary, Telephone: (305) 428-8000.

World Fuel Services Corporation     |     2019 Proxy Statement    6

I. PROPOSAL NO. 1—ELECTION OF DIRECTORS

              Eight individuals have been nominated to serve as our directors for the ensuing year and until their successors shall have been duly elected and qualified. All nominees are presently directors. One of our existing independent directors, Mr. J. Thomas Presby will retire, at his initiative, from the Board following the Annual Meeting.

              The persons named as proxies in the accompanying proxy card have advised management that unless authority is withheld in the proxy, they intend to vote for the election of the individuals identified as nominees below. We do not contemplate that any nominee named below will be unable or will decline to serve. However, if any nominee is unable to serve or declines to serve, the persons named in the accompanying proxy card may vote for another person, or persons, in their discretion, unless our Board chooses to reduce the number of directors serving on the Board. In accordance with our By-Laws, the Board may consist of four to ten directors, and the Board may increase or decrease the number of directors by amending our By-Laws. The Board presently consists of nine directors and will be reduced to eight following the retirement of Mr. Presby.

Director Nominees

              We believe that each of our nominees possesses the experience, skills and qualities to fully perform his duties as a director and to contribute to our success. In addition, each of our nominees is being nominated because they each possess the highest standards of personal integrity, are accomplished in their field, have an understanding of the interests and issues that are important to our shareholders and are able to dedicate sufficient time to fulfilling their obligations as a director. Our nominees as a group complement each other and each other's respective experiences, skills and qualities. For an additional discussion of the nomination process, see "Director Nominee Qualifications and the Nomination Process" beginning on page 21 of this proxy statement.

              The following sets forth certain information with respect to each nominee for election to the Board. The biographies of each of the nominees and directors contain information regarding the individual's service as a director, business experience, and the qualifications, attributes or skills that led to the conclusion that the individual should serve as our director.

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MICHAEL J. KASBAR	Age: 62	Director Since: 1995

Chairman, President and Chief Executive Officer

Background:

Mr. Kasbar has served as Chairman of the Board since May 2014 and has served as our President and Chief Executive Officer since January 2012. From July 2002 to December 2011, he served as our President and Chief Operating Officer. From January 1995 to July 2002, he served as Chief Executive Officer of World Fuel Services Americas, Inc. (formerly Trans-Tec Services, Inc.), at the time our principal subsidiary engaged in the marine fuel services business. From September 1985 to December 1994, Mr. Kasbar was an officer, shareholder and director of Trans-Tec Services, Inc., a global marine fuel services company, and its affiliated companies. Mr. Kasbar co-founded Trans-Tec Services, Inc. in 1985 and has extensive executive experience in the fuel services business. Mr. Kasbar is also a member of the Business Roundtable. Mr. Kasbar is the first cousin of our director, Richard A. Kassar.
Skills & Qualifications:
Mr. Kasbar brings to the Board a unique understanding of our strategies and operations through over 20 years of service with us and 30 years of experience in the fuel services business.

KEN BAKSHI	Age: 69	Director Since: 2002

Independent Director

Committees:	Compensation (Chairman), Governance, Nominating Subcommittee (Chairman), and Technology and Operations

Background:

Since June 2003, Mr. Bakshi has been managing partner of Trishul Capital Group LLC and Trishul Advisory Group LLC, two privately owned equity investment and consulting companies. From July 2013 to June 2015, Mr. Bakshi served as Executive Chairman of the board of directors of Amala Inc., a skin care products company. Prior to that, from April 2008 to July 2013, he was Chairman of the board of directors and Chief Executive Officer of Amala Inc. From March 2006 through June 2009, he was Vice Chairman of the board of directors of Row 2 Technologies, a software development firm he co-founded, and from December 2002 to February 2006, he was employed by Row 2 Technologies as Chief Executive Officer. From July 2000 to December 2002, he was employed as Executive Vice President and Chief Operating Officer of Vistaar, Inc., an incubator of business to business internet based marketplaces. From 1998 to 2000, Mr. Bakshi served as Senior Vice President of Wyeth (formerly known as American Home Products Corp.), a NYSE company. Prior to 1998, Mr. Bakshi served in various capacities with American Home Products Corp. and American Cyanamid Company, which was acquired by American Home Products Corp. in 1994.
Skills & Qualifications:

Mr. Bakshi brings to the Board extensive experience in private equity investments, management consulting and technology and significant executive experience running operating units within large multinational publicly traded corporations.

World Fuel Services Corporation     |     2019 Proxy Statement    8

JORGE L. BENITEZ	Age: 59	Director Since: 2015

Independent Director

Committees:	Governance and Technology and Operations (Chairman)

Background:

Mr. Benitez retired from Accenture plc in September 2014 after more than 33 years of service, the last three years of which Mr. Benitez served as Chief Executive Officer of North America, where he had primary responsibility for Accenture's business and operations in North America. From September 2006 to August 2011, Mr. Benitez served as Chief Operating Officer, Products Operating Group, the largest of Accenture's five operating groups, where he was responsible for executing the business strategy and ensuring operational excellence across a wide set of consumer industry groups, including: automotive; air, freight and travel services; industrial equipment; and infrastructure and transportation services. Prior to that, Mr. Benitez held various senior leadership roles and other positions since joining Accenture in 1981. Mr. Benitez now serves as a director and member of the risk and compliance committee of Fifth Third Bancorp, a Nasdaq company.
Skills & Qualifications:

Mr. Benitez brings to the Board his extensive experience developing and executing business strategies across a range of industries, particularly air, freight and travel and transportation services, as well as significant executive experience running operating units within a large multinational publicly traded corporation.

STEPHEN J. GOLD	Age: 60	Director Since: 2017

Independent Director

Committees:	Governance and Technology and Operations

Background:

Mr. Gold has more than 30 years of information systems management experience. Mr. Gold currently serves as the Chief Technology and Digital Operations Officer for Hudson's Bay Company ("HBC"), where he is responsible for leading the technology and digital strategy for HBC, with a focus on aligning the end-to-end customer experience through data and digital innovation across the company. Prior to HBC, Mr. Gold served as the Executive Vice President Technology and Operations Innovation, Chief Information Officer for CVS Health Corporation ("CVS") from July 2012 to December 2017, where he was CVS' senior technology executive and had responsibility for all information systems and technology, digital business operations, and client service operations. Prior to CVS, Mr. Gold served as Senior Vice President and Chief Information Officer for Avaya, Inc. from April 2010 to July 2012, where he was responsible for guiding all aspects of the company's technology strategy, as well as leading IT business operations and systems globally. Prior to joining Avaya, Mr. Gold was the Executive Vice President, Chief Information Officer and Corporate Chief Technology Officer for GSI Commerce, Inc. from January 2005 to April 2010. Mr. Gold also currently serves on the Board of Directors of Verint Systems Inc.
Skills & Qualifications:
Mr. Gold brings to the Board significant expertise in technology, information systems management and cybersecurity.

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RICHARD A. KASSAR	Age: 71	Director Since: 2002

Independent Director

Committees:	Audit, Compensation, Governance and Technology and Operations

Background:

Mr. Kassar is the Chief Financial Officer of Freshpet Company, a Nasdaq company [FRPT] since July 2014 and is currently a principal of Go7Brands, LLC, a brand management company, where he also serves as Senior Vice President and Chief Financial Officer. Previously, Mr. Kassar had served as President of Freshpet Company from January 2011 to July 2014 and as Chief Executive Officer from October 2006 to December 2010. From February 2002 to July 2006, Mr. Kassar was the Senior Vice President and Chief Financial Officer of The Meow Mix Company, a cat food company. From May 2001 to January 2002, he was self-employed as a consultant to venture capital firms, advising them primarily on the acquisition of consumer brands. From December 1999 to May 2001, Mr. Kassar was employed as Co President and Chief Financial Officer of Global Household Brands, a manufacturer of household products. From 1986 to December 1999, he was employed by Chock Full O'Nuts, a coffee company, in various positions, and most recently served as Senior Vice President and Chief Operating Officer. Mr. Kassar also served as a director, member of the compensation committee and chairman of the audit committee of Vaughan Foods, Inc., a Nasdaq company until March 2010, which was sold in October 2011. Until March 2010, Mr. Kassar also served as a director, member of the compensation committee and chairman of the audit committee of Velocity Express, Inc., a Nasdaq company until August 2009, which was sold in November 2009. Mr. Kassar is the first cousin of Michael J. Kasbar, our Chairman, President and Chief Executive Officer.
Skills & Qualifications:
Mr. Kassar brings to the Board his extensive executive experience in brand management, consumer products and corporate finance and has significant experience as a senior finance executive.

JOHN L. MANLEY	Age: 70	Director Since: 2010

Independent Director

Committees:	Audit (Chairman), Governance and Technology and Operations

Background:

Mr. Manley retired from Deloitte & Touche LLP in 2009 after more than 27 years as a partner, the last three years of which Mr. Manley was Managing Partner of Deloitte's Northeast Region Audit and Enterprise Risk Services Practice. Mr. Manley founded and was the National Director of Deloitte's Regulatory Consulting Practice, which included practices in financial services, health care, government contracting, energy and utilities. Before joining Deloitte, Mr. Manley had seven years of regulatory experience with the SEC and the Commodity Futures Trading Commission, or CFTC, in various positions, including serving as the Chief Accountant and Director of the Division of Trading and Markets of the CFTC. Mr. Manley served as a director and Chairman of the audit committee of UBS Trust Company N.A. from 2013 to August 2015. Mr. Manley is a Certified Public Accountant, on inactive status.
Skills & Qualifications:
Mr. Manley brings to the Board extensive executive management, financial reporting, risk management and regulatory experience.

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STEPHEN K. RODDENBERRY	Age: 70	Director Since: 2006

Independent Director, Lead Independent Director

Committees:	Governance (Chairman; Presiding Director) and Compensation

Background:

Mr. Roddenberry has served as our director since June 2006. Mr. Roddenberry is a partner in the law firm of Akerman LLP where he has been employed as an attorney since 1988. Mr. Roddenberry advises clients in corporate compliance and governance issues, public and private securities transactions, mergers and acquisitions, and private equity investments.
Skills & Qualifications:
Mr. Roddenberry brings to the Board extensive experience in private equity mergers and acquisitions, investment management, venture capital, public finance and securities.

PAUL H. STEBBINS	Age: 62	Director Since: 1995

Independent Director, Chairman Emeritus

Background:

Prior to his appointment as Chairman Emeritus, from January 2012 to May 2014, Mr. Stebbins served as Executive Chairman of the Board. From July 2002 to December 2011, he served as our Chairman of the Board and Chief Executive Officer and, from August 2000 to July 2002, he served as our President and Chief Operating Officer. From January 1995 to August 2000, Mr. Stebbins served as President and Chief Operating Officer of World Fuel Services Americas, Inc. (formerly Trans-Tec Services, Inc.), at the time our principal subsidiary engaged in the marine fuel services business. From September 1985 to December 1994, Mr. Stebbins was an officer, shareholder and director of Trans-Tec Services, Inc., a global marine fuel services company, which Mr. Stebbins co-founded in 1985. In December 2006, Mr. Stebbins joined the board of directors of First Solar, Inc., a Nasdaq company, and currently serves as the chairman of the nominating and governance committee and a member of the audit and compensation committees. Mr. Stebbins is a member of the Board of Trustees of the Amigos de las Americas Foundation of Houston, Texas (amigosinternational.org) and Board of Directors of The Silk Road Project founded by Yo Yo Ma (silkroadproject.org). Mr. Stebbins is also a member of the leadership council of Fix The Debt Campaign (fixthedebt.org) and the Council on Foreign Relations, as well as the Energy Security Leadership Council of S.A.F.E. (Securing America's Future Energy—secureenergy.org).
Skills & Qualifications:
Mr. Stebbins brings to the Board a unique understanding of our strategies and operations through over 20 years of service to our Company and over 30 years of experience in the fuel services business.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE DIRECTOR NOMINEES.

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II. CORPORATE GOVERNANCE

Board Leadership Structure

              The Board regularly considers the appropriate leadership structure for us and does not have a formal policy with respect to the separation of the positions of Chief Executive Officer and Chairman of the Board. Rather, the Board believes that different Board leadership structures may be appropriate for us at different times, and that it should have the flexibility to make this decision based on its evaluation of current circumstances. When making this decision, the Board considers factors such as:

  •
  the person filling each role;

  •
  the presence of a lead independent director and the person in that role;

  •
  the composition, independence, and effectiveness of the entire Board; and

  •
  other corporate governance structures in place.

              Mr. Kasbar currently serves as Chairman of the Board in addition to his role as President and Chief Executive Officer. Our Board believes that our Chief Executive Officer is in the best position to most effectively serve as the Chairman of the Board given that he has the primary responsibility for managing our day-to-day operations and therefore has a detailed and in-depth knowledge of the issues, opportunities and challenges facing us and our businesses. The Board also believes that the Chief Executive Officer serving as Chairman of the Board further promotes information flow between management and the Board and enhances the quality of the Board's overall decision-making process.

              In making its decision to combine the roles of Chief Executive Officer and Chairman of the Board, the Board considered that its leadership structure was appropriate given the following strong governance structures and processes in place to ensure the independence of the Board, eliminate conflicts of interest and prevent the dominance of the Board by senior management:

  •
  the presence of, and the responsibilities and authority of, the Board's strong lead independent director;

  •
  the composition of the Board, which includes a super-majority of independent non-management directors;

  •
  the composition of the Board's standing committees, which are comprised of, and chaired solely by, independent non-management directors;

  •
  the fact that the independent non-management directors meet in regular executive sessions without management present to discuss the effectiveness of our management, the quality of the Board meetings and any other issues and concerns; and

  •
  the fact that all Board members have unrestricted access to management and outside advisors.

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Lead Independent Director

              Our independent directors annually elect our lead independent director. Consistent with best practices, our lead independent director:

  •
  presides at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;

  •
  serves as a liaison between the Chairman of the Board and the independent directors;

  •
  reviews Board meeting agendas and schedules to assure that there is sufficient time for discussion of all agenda items;

  •
  has the authority to call meetings of the independent directors;

  •
  if requested by major shareholders, ensures that he is available for consultations and direct communication;

  •
  has the authority to retain outside advisors and consultants who report directly to the Board; and

  •
  consults with and assists the Chief Executive Officer in accomplishing his objectives as the Chief Executive Officer deems appropriate.

              Currently, Mr. Roddenberry serves as our lead independent director. The Board believes that having a lead independent director benefits us and our shareholders by providing leadership and an organizational structure for the independent directors.

Shareholder Engagement

              We regularly engage with our shareholders to better understand their perspectives on our Company, including our business strategies, financial performance, and matters of corporate governance and executive compensation. This dialogue has helped inform the Board's decision-making and ensure our interests remain well-aligned with those of our shareholders. In recent years, these engagements have covered governance issues, such as majority voting, board leadership and director nomination processes, and compensation and capital allocation policies. During 2018, we interacted with the 25 largest holders of our common stock, representing approximately 70% percent of our outstanding shares. We believe that these engagements provide valuable feedback and this feedback is shared regularly with the Board and its relevant committees. As a result of the feedback we received from our shareholders in the past few years, we have, among other things:

  •
  adopted a director resignation policy for all directors in uncontested elections;

  •
  enhanced our disclosure regarding our director nomination process and the combined skills of our board;

  •
  modified our compensation programs for our segment executives so that their compensation is more closely aligned with our aggregate financial performance; and

  •
  modified our long-term incentive compensation programs to enhance predictability and shareholder alignment.

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Meetings

              During 2018, the Board met 8 times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by each of the Board committees on which he served. In addition, it is our policy that each director should attend all meetings of shareholders, absent extenuating circumstances. All of our directors attended the 2018 annual meeting of shareholders.

              All of our independent directors meet in executive session (without management present) during each scheduled Board meeting and at other times as they may deem necessary. Mr. Roddenberry currently serves as the Presiding Director over all executive sessions of the independent directors.

Director Independence

              Our Corporate Governance Principles require that a majority of our directors meet the standards for independence required by the listing standards of the NYSE. In addition, members of our Audit Committee must meet the independence standards for audit committee members adopted by the SEC. Members of the Audit Committee must also have no relationship with us that interferes with their exercise of independent judgment. Members of our Compensation Committee must meet the independence standards of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the NYSE listing standards. The Board may also consider other factors in making its determination that a director has no material relationship with us that could compromise that director's independence.

              Our Corporate Governance Principles provide that no more than two members of management shall serve on the Board. Our Board affirmatively determined that all of our directors serving on a Committee, Messrs. Bakshi, Benitez, Gold, Kassar, Manley, Presby and Roddenberry are independent of us and our management under NYSE listing standards, and our Audit Committee members and Compensation Committee members are independent under the standards applicable to membership in such committees. In making this determination, our Board considered that Mr. Kassar is the first cousin of Mr. Kasbar, and the Board determined that the familial relationship between Messrs. Kasbar and Kassar was not material because it would not adversely affect Mr. Kassar's ability to exercise his independent judgment as our director. Mr. Kasbar is not deemed to be an independent director because of his employment relationship with us and therefore he is precluded from sitting on any of our committees.

Annual Board and Committee Self-Evaluations

              Each year, our Board and its committees conduct self-evaluations to ensure they are performing effectively and to identify opportunities to improve Board and committee performance. The Governance Committee annually reviews the format and scope of our Board's evaluation process in light of general corporate governance developments and best practices and recommends changes it believes are appropriate. Each chair of our Board's committees also reviews and updates, as appropriate, a separate self-evaluation of committee performance, which is provided to the members of each committee for comment and feedback. Once the format and content of the evaluation is approved, a Board self-assessment is conducted under the oversight of the Governance Committee and for each committee, led by the committee chair. As part of the assessment, a written questionnaire is circulated which is designed to solicit feedback on a range of issues, including Board and committee structure, process and dynamics, the flow of information from management, and agenda topics. The feedback received from the evaluations is discussed during a review session lead by the Governance Committee and the individual committees, as appropriate.

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              In addition to these annual self-assessments, the Board evaluates and modifies its oversight of our business operations on an ongoing basis. During their executive sessions, the independent directors consider agenda topics that they believe deserve additional focus and raise new topics to be addressed in future meetings.

Committees of the Board

              Our Board has four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee, and the Technology and Operations Committee. The following table illustrates the current membership of each of our Board's committees, which are composed entirely of independent directors:

Director	Audit	Compensation	Governance	Technology and Operations

Ken Bakshi		Chairman
Jorge L. Benitez				Chairman
Stephen J. Gold
Richard A. Kassar
John L. Manley	Chairman
J. Thomas Presby
Stephen K. Roddenberry			Chairman

              As discussed above, Mr. Presby will be retiring from the Board, thus the size of the Governance Committee will be reduced to six members. In addition, assuming that Mr. Benitez is re-elected to the Board, immediately after the Annual Meeting, Mr. Benitez will be appointed to the Audit Committee.

              Each of the Board's committees operates under a written charter adopted by our Board which addresses the purpose, duties and responsibilities of the committee. Each committee reviews its charter at least annually and recommends charter changes to the Board as appropriate. During 2018, each of the committees reviewed and revised its charter. A current copy of each committee charter can be found on our website at www.wfscorp.com by clicking on Investor Relations and then Corporate Governance.

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AUDIT COMMITTEE
Members: John L. Manley (Chairman) Richard A. Kassar J. Thomas Presby Meetings in 2018: 9	Responsibilities

The Audit Committee's responsibilities include:

•

overseeing and reviewing the financial reporting process and the integrity of our financial statements and related financial information;

•

reviewing the qualifications, performance and independence, and approving the appointment and compensation of, our independent auditors;

•

reviewing with our independent auditors the results of the audit engagement, including a review of the consolidated financial statements;

•

reviewing the effectiveness of our internal audit function as well as our internal control environment and systems;

•

approving all audit and non-audit services to be provided by our independent auditors;

•

discussing with management financial risks and the policies and practices established to manage such risks;

•

together with the Technology and Operations Committee, reviewing our cybersecurity and related information technology risks, controls and procedures, including plans to mitigate cybersecurity risks and to respond to data breaches;

•

monitoring and reviewing our compliance with applicable laws and regulations and our Code of Conduct; and

•

establishing procedures for: (i) the receipt, retention, and treatment of complaints we receive from our employees regarding accounting, internal accounting controls, and auditing matters; and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Independence and Financial Expertise

The Board reviewed the background, experience and independence of the Audit Committee members and based on this review, the Board determined that each member of the Audit Committee:

•

meets the NYSE listing standards and SEC requirements for independence with respect to audit committee members;

•

is financially literate, knowledgeable and qualified to review financial statements; and

•

qualifies as an "audit committee financial expert" under the SEC rules.

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The charter provides that a member of the Audit Committee shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that simultaneous service would not impair the ability of the member to effectively serve on the Audit Committee. None of the members of our Audit Committee currently serve on the audit committees of more than two other public companies.

COMPENSATION COMMITTEE
Members: Ken Bakshi (Chairman) Richard A. Kassar Stephen K. Roddenberry Meetings in 2018: 7	Responsibilities

The Compensation Committee's responsibilities include:

•

reviewing and approving annually, the goals and objectives relevant to the compensation of our CEO and, based upon recommendations of our CEO, our other executive officers;

•

evaluating the performance of our CEO and other executive officers in light of such goals and objectives;

•

establishing the compensation levels of our CEO and our other executive officers, including long-term incentive compensation, based on this evaluation, and approving the compensation of other executive officers based upon recommendations of our CEO;

•

reviewing and making recommendations to the Board with respect to stock option, equity based and incentive compensation plans and the administration of such plans;

•

establishing and monitoring our executive officers' compliance with stock retention and ownership requirements;

•

approving any employment, severance and consulting arrangements with executive officers;

•

reviewing annually, a risk assessment of our compensation policies and practices with respect to all employees, including NEOs;

•

reviewing and discussing with management, the Compensation Discussion and Analysis included in our annual proxy statement and recommending such inclusion to the Board;

•

reviewing and recommending to the Board the frequency with which we conduct advisory shareholder votes on executive compensation;

•

reviewing the results of any advisory shareholder votes on executive compensation and considering whether to recommend adjustments to our executive compensation policies and practices as a result of such votes;

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•

together with the Governance Committee, considering management development and succession; and

•

making recommendations to the Board on non-management director compensation, including stock ownership requirements.

Independence

The Board reviewed the background, experience and independence of the Compensation Committee members and based on this review, the Board determined that each member of the Compensation Committee is independent pursuant to:

•

NYSE listing standards; and

•

Rule 16b-3 of the Exchange Act.

In affirmatively determining the independence of each Compensation Committee member, the Board considers all factors specifically relevant to determining whether such director has a relationship with us or any of our subsidiaries which is material to such director's ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by us to such director; and (ii) whether such director is affiliated with us, a subsidiary of ours or an affiliate of one of our subsidiaries. The Compensation Committee may form and delegate authority to subcommittees when appropriate.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was at any time during 2018 an officer or employee of our Company. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

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GOVERNANCE COMMITTEE

Members:

Stephen K. Roddenberry

(Chairman)

Ken Bakshi

Jorge L. Benitez

Stephen J. Gold

Richard A. Kassar

John L. Manley

J. Thomas Presby

Meetings in 2018: 5

The Governance Committee meets in executive session (without management present) in connection with each scheduled Board meeting and at other times as it deems necessary.

Responsibilities

The Governance Committee's responsibilities include:

•

recommending to the Board criteria for Board membership and the size and composition of the Board;

•

identifying individuals qualified to become members of the Board;

•

reviewing the qualifications of persons nominated by the Governance Committee and by our shareholders pursuant to our By-Laws;

•

recommending to the Board, the director nominees for the annual meeting of shareholders and to fill vacancies and newly created directorships;

•

recommending to the Board the members to serve on each Board committee;

•

recommending performance criteria for the Board and reviewing the procedures, effectiveness and performance of the Board as a whole, the individual directors and the Board's committees;

•

recommending to the Board whether to accept or reject a director resignation, or take other action, where a director receives a greater number of "withheld" than "for" votes in an uncontested election;

•

recommending overall compensation for directors;

•

annually reviewing our corporate governance principles and committee charters;

•

leading the annual performance evaluation of the Board and its committees;

•

reviewing and, if appropriate, approving related person transactions;

•

annually evaluating the performance of the NEOs and discussing any changes to the executives' compensation recommended by the Compensation Committee;

•

overseeing and reviewing our environmental, social and governance activities and related policies, and making any recommendations that it deems appropriate; and

•

together with the Compensation Committee, considering management development and succession.

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Independence

The Board reviewed the background, experience and independence of the Governance Committee members and based on this review, the Board determined that each member of the Governance Committee meets the independence requirements of the NYSE's listing standards.

Nominating Subcommittee

The Nominating Subcommittee was formed by the Governance Committee to assist the Governance Committee with identifying and recruiting qualified candidates for Board membership. The Nominating Subcommittee, which does not have a separate committee charter, consists of two of the members at large of the Governance Committee, currently Messrs. Presby and Bakshi, who serves as Chairman.

TECHNOLOGY AND OPERATIONS COMMITTEE
Members: Jorge L. Benitez (Chairman) Ken Bakshi Stephen J. Gold Richard A. Kassar John L. Manley Meetings in 2018: 4	Responsibilities

The Technology and Operations Committee's responsibilities include:

•

reviewing and discussing with management the financial, tactical and strategic benefits of significant technology and operations projects and initiatives and our progress on such projects and initiatives;

•

reviewing and, as appropriate, making recommendations to the Board regarding significant technology investments in support of our technology strategy;

•

reviewing and discussing with management risks related to technology and operations initiatives, including regulatory, environmental and other significant technology-related risks; and

•

consulting with the Audit Committee regarding technology and operations systems and processes that relate to or affect our internal control systems, information security, fraud and cybersecurity risks, including assisting in the review of cybersecurity risks against our risk management methodologies and the steps taken to monitor and control such exposures.

Independence

The Board reviewed the background, experience and independence of the Technology and Operations Committee members and based on this review, the Board determined that each member of the Technology and Operations Committee meets the independence requirements specified in the committee's Charter.

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Director Nominee Qualifications and the Nomination Process

              The Governance Committee believes that the Board should collectively possess a broad range of skills, knowledge, business experience and diversity of backgrounds that provides effective oversight of our business. The Governance Committee has established a matrix of skills and experience which it has determined would be beneficial to have represented on our Board based on a number of factors, including our current operating requirements, business strategy, and the long-term interests of our shareholders. The following table highlights certain of the skills and experience of our Board (additional details are set forth in their individual biographies beginning on page 8 of this proxy statement):

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              The Board's objective is to maintain a diverse membership that can best further the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience and perspectives. The Governance Committee periodically assesses the skills and experience required of directors, comparing our needs in Board composition and the individual skills and experience of our directors. This assessment enables the Governance Committee to update the skills and experience it seeks in the Board, as a whole and in individual directors, as our needs evolve over time in order to maintain a balance of knowledge, experience and capabilities. As a result of such periodic assessment, the Governance Committee evaluates current directors and potential director nominees and will recommend any changes to Board size or composition that it believes is necessary to create a balanced and effective Board.

              To the extent that the Governance Committee believes that specific skills or experience needs to be added to the Board, the committee initiates a search for a Board nominee, seeking input from board members and senior management. The Governance Committee may retain professional search firms to identify director candidates and maintains the authority to approve the fees and other retention terms of any such firm. The criteria for evaluating director nominees takes into account the candidate's intellect, integrity, judgment, experience and background, including diversity, such as race, gender and ethnicity, as well other factors deemed appropriate in adding value to the composition of the Board, such as public service. The Governance Committee believes that it has been able to attract and appoint directors of diverse backgrounds in the past using criteria such as that described above and is committed to actively seeking highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experiences, as part of the search process for new director candidates.

              Finally, in order to ensure that our independent directors have sufficient time to devote to overseeing the Company, our Corporate Governance Principles prohibit our directors from serving on the board of directors of more than three other publicly traded companies, unless the Board determines that such service will not impair the ability of such director to effectively perform his or her obligations as our director.

              We believe the Governance Committee has a sound director evaluation process and that such process is an effective method for determining whether a director is fit to serve on the Board. Our Governance Committee welcomes candidates recommended by shareholders and, assuming a submission is in proper form as provided under our By-Laws, it will apply the same standards described above to the evaluation of a shareholder nominee as it applies to all nominees, including those recommended by current directors, employees and others. The procedural and disclosure requirements of our By-Laws provide that shareholders who would like to propose a Board nominee for consideration by the Governance Committee must deliver written notice to our Corporate Secretary, including disclosure of: (i) the relationship between the nominating shareholder and the underlying beneficial owner, if any, and such parties' stock holdings and derivative positions in our securities; (ii) information we deem appropriate to ascertain the nominee's qualifications to serve on the Board, including disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any; and (iii) any other information required to comply with the proxy rules and applicable law. These requirements are more fully described in Article I, Section 7 of our By-Laws, a copy of which will be provided without charge to any shareholder upon written request to our Corporate Secretary at World Fuel Services Corporation, 9800 Northwest 41st Street, Miami, Florida 33178.

Corporate Governance Principles

              The Board has adopted Corporate Governance Principles, which are amended from time to time to incorporate certain current best practices in corporate governance. The Corporate Governance

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Principles describe our corporate governance practices and policies and provide a framework for our Board governance. The topics addressed in our Corporate Governance Principles include, among other things:

  •
  Role of the lead independent director;

  •
  Director independence;

  •
  Director qualifications, functions and tenure;

  •
  Committees of the Board;

  •
  Director orientation and continuing education;

  •
  Management development and succession planning;

  •
  Director resignation policy in uncontested elections; and

  •
  Director compensation.

              Our Corporate Governance Principles are available on our website at www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. Copies of this document may also be obtained by any shareholder, without charge, by writing to our Corporate Secretary.

Director Resignation Policy

              We have adopted a director resignation policy for the election of directors in an uncontested election, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. In uncontested elections of directors, such as this election, any director nominee who receives a greater number of votes "withheld" from his or her election than votes "for" his or her election must promptly tender his or her resignation for consideration by the Governance Committee. The Governance Committee will recommend to the Board whether the Board should accept or reject the resignation or whether other action should be taken. The Board will publicly disclose its decision regarding the tendered resignation within 90 days after certification of the election results. The director whose resignation is under consideration will not participate in the recommendation of the Governance Committee or deliberations of the Board with respect to his or her resignation. If a director's resignation is not accepted by the Board, the director will continue to serve until the next annual meeting of shareholders or until his or her successor is duly elected and qualified, or his or her earlier resignation or removal. A copy of our director resignation policy, included in our Corporate Governance Principles, is available on our website at www.wfscorp.com. Our website and information contained on our website are not part of this proxy statement and are not incorporated by reference in this proxy statement.

Code of Conduct

              All of our employees, officers (including our principal executive, financial and accounting officers) and directors are held accountable for adherence to our Code of Conduct. Our Code of Conduct is designed to help us meet our responsibility of conducting our business in compliance with laws and good ethical practice. Our Code of Conduct is available in multiple languages on our website at www.wfscorp.com, either by clicking on About Us and then Ethics & Compliance, or by clicking on Investor Relations and then Corporate Governance. We intend to disclose any substantive amendments to our Code of Conduct and any waivers with respect to our Code of Conduct granted to our principal executive, financial and accounting officers on our website at www.wfscorp.com. We have also

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established a separate Business Partner Code of Conduct outlining our standards and expectations of our suppliers and other business partners, which can also be found on our website at www.wfscorp.com, by clicking on About Us and then Ethics & Compliance.

Review and Approval of Related Person Transactions

              Related person transactions can create actual or potential conflicts of interests and can create the appearance that certain decisions may not be in the best interest of us or our shareholders. Therefore, our Board has adopted a written policy with respect to related person transactions. It is our policy that, as a general matter, we should avoid related person transactions except in circumstances where the transaction is consistent with our best interests, such as obtaining products or services that are not readily available from alternative sources or when the transaction meets the standards that apply to similar transactions with unrelated third parties.

              For purposes of our policy, we review all of the following relationships and transactions between us and:

  •
  our directors and executive officers, including persons who have at any time since the beginning of our last fiscal year served in that role and any nominees to become a director;

  •
  any person we know to be the beneficial owner of more than 5% of any class of our voting securities; and

  •
  any immediate family member or any person (other than tenants or employees) sharing the household of any of the foregoing.

              Pursuant to our policy, the Governance Committee will review any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. The foregoing rule will not be applied to those transactions exempt under Item 404(a) of Regulation S-K, such as the employment of an executive officer or compensation of a director if such executive officer's or director's compensation is required to be, or otherwise would be required to be, reported under the SEC's compensation disclosure requirements, any transaction with another entity where the related person's only relationship is as a beneficial owner of less than 1% of that corporation's publicly traded securities, or any transaction where the related person's interest arises solely from the ownership of our common stock and where all shareholders received the same benefit on a pro rata basis (e.g. dividends). In addition, the Governance Committee has determined that the following types of transactions, which involve ordinary course business transactions shall not be deemed to create or involve a direct or indirect "material" interest for a Related Person, even if the aggregate amount involved exceeds $120,000: (1) a transaction in which the related person's interests arises solely based on his or her position as an employee or executive officer of the other entity and (i) the related person was not involved in the transaction, (ii) the transaction was entered into in our ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, and (iii) the transaction does not involve the greater of $500,000 or 2% of the recipient's total annual revenues and (2) any charitable contributions if the related person's interest arises only from (i) the person's or the person's immediate family member's position as an employee (other than an executive officer) or other position that does not involve policy-making decisions or (ii) the person's or person' immediate family member's position as an executive officer or director and the aggregate amount involved does not exceed the lesser of $1,000,000 or 2% of the charitable organization's total annual receipts.

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              If the Chairman of the Governance Committee determines that a proposed transaction is a related person transaction, it will submit the proposed transaction to the Governance Committee for approval. The Governance Committee reviews any related person transactions that are not among the types described above, and determines whether to approve or ratify any such transaction. The Governance Committee will analyze the following factors, in addition to any other factors the Governance Committee deems appropriate, in determining whether to approve a related person transaction:

  •
  the benefits to us;

  •
  the impact on a director's independence, if relevant;

  •
  the availability of other sources for comparable products or services;

  •
  the terms of the transaction; and

  •
  the terms available to unrelated third parties or to employees generally.

              The Governance Committee will only approve or ratify related person transactions that are consistent with our best interests and those of our shareholders. The Governance Committee's approval is not a directive to enter into the related person transaction, rather it is evidence that the Governance Committee does not object to the transaction based on relatedness issues. The Governance Committee will regularly review any ongoing related person transactions to determine whether it remains in our best interests and those of our shareholders to continue, modify or terminate the transactions.

              There were no reportable transactions in 2018.

Board's Role in Risk Oversight

              The role of the Board is to understand the nature of the material risks we face and, based upon the information brought to its attention by management and our risk management processes, policies and procedures, evaluate whether such processes, policies and procedures are reasonably designed to respond to and mitigate the risks we face. Throughout the year, the Board and its committees receive periodic reports from management identifying and explaining key areas of risk applicable to us and an explanation of the processes, policies and procedures in place to monitor and assess those risks.

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              The Board and each of its committees oversee the risks pertaining to their principal areas of focus as described in the table below:

Board or Committee	Area of Risk Oversight
Board

•

Considers strategic and operational risks associated with the annual operating plan and other current matters that may present material risks to our operations, plans, prospects or reputation and risks associated with acquisitions.

Audit	• Considers risks associated with the financial reporting and disclosure process, major litigation, cybersecurity and related information technology risks, and regulation and legal compliance; and
• Discusses the guidelines and policies that govern the process by which risk assessment and management is undertaken in accordance with its charter and NYSE rules.
Compensation	• Considers risks associated with our compensation programs, policies and practices.
Governance	• In conjunction with the Compensation Committee, considers risks associated with management development and succession.
Technology and Operations	• Considers risks related to technology and operations initiatives, including regulatory, environmental and other significant technology-related risks; and

•

Consults with the Audit Committee regarding technology and operations systems and processes that relate to or affect our internal control systems, information security, fraud and cybersecurity risks.

              Each committee also provides periodic reports to the Board on the risks pertaining to their principal areas of focus so that the Board is informed of our risk profile.

              Periodically, we also perform risk management assessments, both in specific areas of our business or on an enterprise wide basis. The principal purposes of these assessments are to:

  •
  ensure that risk management efforts are focused and directly linked to the underlying strategy of the organization;

  •
  implement a sustainable and scalable framework to identify, manage and monitor risk;

  •
  assign responsibility for each risk, put mitigation plans in place and assess the effectiveness of such mitigation plans; and

  •
  enhance our risk management capabilities for priority risks and continue the development of risk management policies and action plans.

              The results of these risk assessments are regularly communicated to the Board. In addition, each year management conducts, and the Compensation Committee oversees, a risk assessment of our compensation policies and practices with respect to all employees, including NEOs. The employee population is segmented into groups based on commonalities across their reward programs. Each program is then evaluated using the key design features of the program and the applicable risk mitigation features that exist in such programs. Once the assessment is completed, management reviews the assessment data, methodology and findings with the Compensation Committee. A key goal of this process is to ensure that there are controls in place to (i) safeguard us from unwarranted exposure to

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particular risks that individual employees might choose to take and (ii) avoid any inadvertent incentives for employees to take inappropriate business risks by making decisions that may be in their best interests but not in the best interests of our shareholders.

Environmental, Social and Governance Principles

              We take a critical interest in environmental, social, and governance ("ESG") issues. We believe strongly that companies like ours can play a positive role in the world, and understand that the communities and environments in which we operate are key to our success. We support the principles of the United Nations Global Compact and its efforts to support sustainability and improvements to global human rights, labor, the environment, and anti-corruption efforts. We are a strong advocate of various human rights initiatives, such as the United Nations Declaration of Human Rights, and comply with various national and multinational efforts to enforce labor protections and individual rights, such as the United Kingdom Modern Slavery Act. To more effectively reflect our commitment to sustainable growth, and to help ensure greater success of our efforts, we recognize the importance of continuing to integrate ESG goals more strategically into the policies and principles that govern our business.

              The Governance Committee provides leadership and oversight of our ESG practices, including our policies and programs related to environmental sustainability, health and safety, social and governance issues. We have a group of senior leaders and subject-matter experts who monitor global trends, assess risks and opportunities around ESG issues, and provide updates and reports to senior leadership members and the Governance Committee.

Compensation of Directors

Fees Earned or Paid in Cash

              Non-management directors earn fees for their services that are paid in cash on an annual basis. If a non-management director does not serve a full year in a position, such fees are paid on a pro-rated basis. The current fee structure for our non-management directors is as follows:

  •
  the annual fee payable to non-management directors for their service on the Board is $75,000;

  •
  the additional fee payable to the lead independent director is $40,000 per year;

  •
  the additional fee payable to members of the Audit Committee is $12,000, while the additional fee payable to members of each of the Compensation Committee and Technology and Operations Committee is $10,000 per year for each committee served and the additional fee payable to members of the Nominating Subcommittee is $4,000 per year; and

  •
  the additional fee payable to the Chairman of each of the Audit Committee, Compensation Committee and Technology and Operations Committee is $20,000 per year, while the additional fee payable to the Chairman of the Governance Committee is $15,000 per year and the additional fee payable to the Chairman of the Nominating Subcommittee is $12,000 per year.

              Our non-management directors are also reimbursed by us for their travel, food, lodging and related expenses incurred in connection with attending Board, committee and shareholder meetings, as well as continuing education programs.

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Equity Awards

              In 2018, the Board elected to grant each non-management director approximately $145,000 worth of restricted stock units ("RSUs") for board service and an additional $10,000 worth of RSUs as the fee for service on the Governance Committee. This resulted in each non-management director (other than Mr. Stebbins) receiving 7,434 RSUs and Mr. Stebbins, who does not serve on the Governance Committee, receiving 6,954 RSUs. The RSUs vest on the earlier of: (i) the day prior to the Annual Meeting that next follows the grant date or (ii) one year from the grant date. Upon vesting of the RSUs, 100% of the underlying shares will be issued.

              Our 2016 Omnibus Plan includes limits on equity awards that may be granted to non-management directors. The table below summarizes the compensation paid by us to our non-management directors for services rendered in 2018. Directors who are employed by us do not receive additional compensation for serving as directors.

2018 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	All Other Compensation(3)	Total
Ken Bakshi	$131,000	$154,999	$1,635	$287,634
Jorge L. Benitez	105,000	154,999	1,527	261,526
Stephen J. Gold	85,000	154,999	—	239,999
Richard A. Kassar	107,000	154,999	1,635	263,634
John L. Manley	117,000	154,999	1,635	273,634
J. Thomas Presby	91,000	154,999	1,635	247,634
Stephen K. Roddenberry	140,000	154,999	1,635	296,634
Paul H. Stebbins	75,000	144,991	1,426	221,417

(1)
The amounts shown in this column represent the estimated aggregate grant date fair value of the RSU awards granted to the non-management independent directors in 2018. The estimated aggregate grant date fair value of these awards is based on the grant date fair market value of our common stock, as defined in the 2016 Omnibus Plan and is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant date fair value of RSU awards are set forth in Note 10 to the notes to the consolidated financial statements in Item 15 of our annual report on Form 10-K for the year ended December 31, 2018.

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(2)
The aggregate number of RSUs and stock units held by each non-management director serving as at December 31, 2018 was as follows:

Name	Units
Ken Bakshi(a)	40,899
Jorge L. Benitez	11,251
Stephen J. Gold	8,800
Richard A. Kassar	27,930
John L. Manley	13,000
J. Thomas Presby(a)	32,219
Stephen K. Roddenberry	27,930
Paul H. Stebbins	10,525

(a)
Includes 12,969 and 4,289 stock units for Messrs. Bakshi and Presby, respectively, which represent stock awards made to these directors that they previously elected to defer pursuant to our Non-Employee Director Stock Deferral Plan.

(3)
The amounts shown in the column represent dividends paid to directors with respect to outstanding RSUs.

Director Stock Ownership Guidelines

              Each non-management director is required to accumulate, over a period of five years following election to the Board, a minimum of five times the annual fee for service on the Board, or $375,000, in our common stock. All of our non-management directors, with the exception of Mr. Gold, who joined the Board on October 4, 2017, have achieved stock ownership levels in excess of the amount required. Vested RSUs and stock units that a director has elected to defer until retirement are included in the calculation of whether the minimum ownership requirement has been achieved.

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III. INFORMATION CONCERNING EXECUTIVE OFFICERS

              The following table sets forth certain information with respect to our current executive officers and lists their current titles. A summary of the background and experience of Messrs. Birns, Smith, Crosby, Rau, and Lake are set forth in the paragraphs following the table. The background and experience of Mr. Kasbar is described above in the section titled "Proposal No. 1—Election of Directors." All executive officers serve at the discretion of the Board.

Name and Current Position	Age	Year First Became Executive Officer
Michael J. Kasbar Chairman, President and Chief Executive Officer	62	1995
Ira M. Birns Executive Vice President and Chief Financial Officer	56	2007
Jeffrey P. Smith Executive Vice President and Chief Operating Officer	57	2017
Michael J. Crosby Executive Vice President, Global Land	54	2016
John P. Rau Executive Vice President, Global Aviation and Marine	55	2016
R. Alexander Lake, Jr. Executive Vice President, Chief Legal Officer and Corporate Secretary	47	2017

              IRA M. BIRNS has served as our Executive Vice President and Chief Financial Officer since April 2007. From August 2004 to March 2007, Mr. Birns served as Vice-President and Treasurer and Vice President-Investor Relations of Arrow Electronics, Inc., a NYSE company and electronics distributor. From May 2002 until August 2004, he served as Vice President and Treasurer of Arrow Electronics, Inc. Prior thereto and from 1996, he served as Treasurer of Arrow Electronics, Inc. He was Assistant Treasurer of Arrow Electronics, Inc. from 1989 to 1996. Mr. Birns is a member of the Board of Trustees of the New World Symphony of Miami, Florida.

              JEFFREY P. SMITH has served as our Executive Vice President and Chief Operating Officer since October 2017. Previously, he served as Chief Information Officer of International Business Machines Corporation ("IBM") from August 2014 through May 2017, where he was responsible for global information technology ("IT") operations, including provisioning and management of all computing devices and all software solutions required to run IBM, such as Customer Relationship Management ("CRM") for sales and service and Enterprise Resource Planning ("ERP") for financials and manufacturing. Prior to joining IBM, Mr. Smith served as Chief Executive Officer of Suncorp Business Services, part of Suncorp Group Limited, from July 2010 to August 2014, and Chief Information Officer from March 2007 to July 2010. While at Suncorp, Mr. Smith was responsible for the Group's technology, analytics, real estate, finance, procurement, and customer relationship, IT and business process outsourcing operations. With more than 30 years of corporate experience, Mr. Smith has also held senior executive roles in a number of companies including Telstra Corporation and Honeywell.

              MICHAEL J. CROSBY has served as our Executive Vice President of Global Land since March 2016. Previously, he served as our Executive Vice President of Land Americas since April 2015. From January 2014 to March 2015, Mr. Crosby was the Chief Operating Officer of Next Generation Energy Logistics, a private equity-backed fuel and lubes distribution business, where he was instrumental in raising capital and executing the company's acquisition and consolidation strategy. Prior

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to that, from June 2011 to July 2013, Mr. Crosby served as President of Maxum Petroleum, Inc.'s industrial business, including the marine and rail segments, and as President, Commercial Fuel & Lubricants of SC Fuels Trading, LLC from July 2013 to December 2013 following its acquisition of Maxum Petroleum. From January 2009 to December 2010, Mr. Crosby served as Chief Executive Officer of Highlands Override Inc., a new business venture owned by Irving Oil Corporation, a company specializing in finished energy products. From June 2004 to December 2008, Mr. Crosby served as Chief Operating Officer at Irving Oil Corporation, prior to which he was its Chief Resource Officer from November 1999 to May 2004.

              JOHN P. RAU has served as our Executive Vice President of Global Aviation and Marine since March 2016. Previously, he served as our Executive Vice President of Aviation from April 2014 and as our Senior Vice President of Aviation Americas from October 2011 to April 2014. From July 1995 to October 2011, Mr. Rau served as Managing Director at American Airlines, where he was responsible for the purchase and management of jet fuel, utilities, deicing fluids, and transportation, as well as management of American's supplier diversity program. From January 1987 to July 1995, Mr. Rau served as Manager of Fuel Supply and Trading at United Airlines. Prior to that, he served as United Airlines' Operations Manager from January 1987 to November 1988. From May 1985 to January 1987, Mr. Rau was a Supply, Marketing and Distribution representative for Koch Industries.

              R. ALEXANDER LAKE, JR. has served as our Executive Vice President, Chief Legal Officer and Corporate Secretary since March 2017. Previously, he served as our Senior Vice President, General Counsel and Corporate Secretary since May 2010 and as our General Counsel and Corporate Secretary from January 2004 to May 2010. Prior to joining us, Mr. Lake served as Assistant General Counsel of America Online Latin America, Inc., a leading interactive service provider in Latin America. Prior to that, from September 1996 to January 2001, Mr. Lake served in private practice as a corporate attorney with the law firms of White & Case, Winston & Strawn and Curtis Mallet-Prevost, Colt & Mosle.

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IV. COMPENSATION DISCUSSION AND ANALYSIS

              The following Compensation Discussion and Analysis contains statements regarding future individual and Company performance goals. These performance goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

              This Compensation Discussion and Analysis is designed to provide our shareholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and the 2018 compensation of our NEOs. As discussed in Proposal 2 of this proxy statement, we are conducting a Say-on-Pay vote this year that requests your approval, on a non-binding advisory basis, of the compensation of our NEOs as described in this section and in the tables and accompanying narrative contained below under "Executive Compensation." To assist you with this vote, you should review our compensation philosophy, the design of our executive compensation programs and how, we believe, these programs contribute to our financial performance.

              For 2018, our NEOs were:

Name	Title
Michael J. Kasbar	Chairman, President and Chief Executive Officer
Ira M. Birns	Executive Vice President and Chief Financial Officer
Jeffrey P. Smith	Executive Vice President and Chief Operating Officer
Michael J. Crosby	Executive Vice President, Global Land
John P. Rau	Executive Vice President, Global Aviation and Marine

Executive Summary

              Our compensation program is designed to attract and retain executives and motivate them to deliver strong financial results. We structure our compensation program to directly align our compensation levels with current and future performance that creates value for shareholders. As a result, a significant percentage of the total target compensation for our NEOs in 2018 was a combination of short- and long-term performance-based or equity-based awards such that the ultimate realizable value would be highly contingent upon our future operating results and stock price. For example, for 2018, 83% of the total target direct compensation of our Chief Executive Officer was variable or "at-risk".

CEO Target Direct Compensation

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              In 2018, our management team successfully advanced our key objectives of continuous cost management, sharpening our portfolio and accelerating organic growth to drive enhanced returns. We further rationalized our portfolio and shifted our strategic focus towards businesses capable of producing more predictable, sustainable and scalable profits. In addition, cost discipline drove improvements in our operating leverage and market segmentation enabled an increase in gross profit despite a decline in volume. All of the foregoing ultimately contributed to a 20% increase in our Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") for 2018 and as a result, our NEOs earned higher payouts under our annual incentive compensation program. We believe that this demonstrates that, as designed, our compensation program pays for performance.

Executive Compensation Philosophy and Objectives

Pay for Performance Alignment

              A guiding principle of our compensation philosophy is that the compensation of our NEOs should be closely linked with, and reasonable in relation to, the level of shareholder value created through the Company's financial, operating and strategic performance. The Compensation Committee (the "Committee") believes that the use of incentive compensation, particularly equity-based awards, together with stock ownership and retention guidelines are effective methods for motivating our executives and aligning their interests with those of our shareholders. Based on the 2017 financial results and anticipated challenging market conditions during 2018, our Committee reduced the target total direct compensation opportunity, or TDC, of our CEO by 28% and the target TDC of our other NEOs by an average of 24%.

Performance Metrics Aligned with Value Creation

              Consistent with our objective of rewarding shareholder value creation, we select performance metrics that we believe, if achieved, will translate into strong financial performance both in the short and long term, thereby resulting in higher share prices. As a result, we principally use annual financial metrics, such as our EBITDA and the level of operating income ("Operating Income") for key "lines of sight," or LOS, as well as our three-year growth in EPS ("EPS Growth") to reward our NEOs. In addition, to a lesser extent, we reward achievement of individual performance metrics that we believe will help us achieve strategic objectives that will drive long-term benefits and sustainable value. Due to the variability of business conditions within the industries in which we operate, we believe it is important that our compensation program be designed to measure and reward short-term, long-term and multi-year performance.

Ensuring Retention and Continued Engagement through Multi-Year Vesting Requirements

              In order to promote retention of our NEOs and provide further incentive for creating shareholder value, we believe NEOs should be required to provide services over multi-year periods in order to vest in equity-based awards. Consequently, all of the equity awards granted to our NEOs in 2018 vest over a three-year period.

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Strong Compensation-Related Corporate Governance Policies

              To ensure continued alignment of compensation with Company performance and the creation of shareholder value without encouraging excessive risk-taking, our Committee has adopted strong compensation-related corporate governance policies, including the following:

Negative Discretion on Annual Compensation	The Committee can use "negative discretion" to reduce payouts, such as in the event of a significant disconnect between compensation and Company and individual performance.
Cap on Annual Incentive Awards
Annual cash and equity performance-based awards under our annual incentive program are subject to a maximum, and the TDC that can be earned by any of our NEOs under the annual incentive program is capped.
Stock Ownership and Retention Guidelines	Our executive officers are subject to stock ownership guidelines. Our current stock ownership guidelines are as follows:
• Chief Executive Officer 7x base salary
• Chief Financial Officer 5x base salary
• All other executive officers 3x base salary

Furthermore, our executive officers are required to retain 50% of any net shares acquired pursuant to any equity award for three years after the shares are delivered (or until the individual ceases to be an executive officer, if earlier).
Anti-Hedging Policy
We have a robust anti-hedging policy that prohibits all of our directors, executive officers and employees from (1) engaging in hedging or monetization transactions, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, which are designed to hedge or offset any decrease in the market value of our common stock or (2) buying or selling of publicly traded options based on our common stock or engaging in short sales of our securities.

The Compensation-Setting Process

              Annually, the Committee reviews and assesses:

  •
  with respect to each NEO, his responsibilities and roles with respect to overall corporate policy-making and strategy, management, operations and administration, the importance of retaining the executive and his individual performance;

  •
  recent and historical financial performance and forecasts for the upcoming years, recent stock price movements, current and expected business conditions and cost of capital; and

  •
  the nature, amounts, award terms and mix of all elements of the NEOs' compensation, both individually, for internal consistency, and in the aggregate, to ensure that our executive compensation programs adhere to the core principles as described above under "Executive Compensation Philosophy and Objectives."

              The Committee also reviews comprehensive detailed historical compensation analysis to ensure that it is fully informed of all the compensation and benefits each NEO has received as an employee of

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the Company. This analysis includes information such as the aggregate amounts realized from prior years' compensation, the potential future payout scenarios at various levels of achievement taking into account any outstanding unearned performance-based awards, and the current value (as compared to the grant date fair value) of outstanding equity awards and of each NEO's shareholdings in the Company (what some commentators call an "accumulated wealth analysis"). However, the Committee does not specifically use the accumulated wealth analysis as a material factor in determining the NEO's compensation for a given year.

              The Committee strongly believes that:

  •
  value realized on prior years' compensation from stock appreciation is the reward for the NEO's work over that period and the achievement of our long-term goals;

  •
  reducing current year compensation because an executive has realized gains based on a desired creation of shareholder value, or otherwise giving significant weight to an accumulated wealth analysis when making decisions regarding current compensation, is counterproductive and poses an unnecessary risk to shareholder value; and

  •
  in order to maintain the best group of executives to lead the Company, we must provide a compensation package each year that represents a fair and reasonable reward for the Company's performance that year and the executive's role in it.

              The Committee also considers the recommendations of our Chief Executive Officer with respect to the compensation of our other executive officers. Following these reviews and assessments, the Committee determines the compensation packages for each NEO. This process is subjective and involves the exercise of discretion and judgment. While the Committee will review detailed financial models showing variations in compensation at differing levels of achievement, the Committee does not rely on a fixed formula but rather, it establishes the compensation packages based on the Committee's judgment as to what it believes is reasonable in relation to the levels of shareholder value created at each level of Company performance.

Evaluating Compensation Program Design Using Compensation Comparison Companies

              We believe we have a unique business model and that there are few, if any, companies of a similar size and complexity engaged in our same lines of business on a global scale. However, in order to ensure that the Committee has a comprehensive view of market trends in executive compensation, the Committee approved a group of compensation comparison companies that reflects multiple aspects of our complex business model and it uses this group to benchmark our executive compensation program. In forming the group, the Committee considered companies in the industry sectors listed below, taking into account their relative financial size (with a specific focus on net income and market capitalization), and maintaining a reasonable expectation these companies will have some consistency in terms of ongoing industry sector membership.

• Asset-light demand aggregators;	• Marine, land, and aviation services providers;
• Energy commodity trading organizations;	• Freight forwarding and logistics services providers; and
• Wholesale diversified distributors;	• Systems/payment processing services providers.

              The Committee used data derived from the compensation comparison companies group shown below to inform its decisions about NEO compensation including amounts, design and mix of pay

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components. For 2018, the Committee maintained the same compensation comparison companies group as was utilized in 2017.

2018 Comparison Companies
• Anixter International Inc.	• Noble Energy, Inc.
• Arrow Electronics, Inc.	• Owens & Minor, Inc.
• Atlas Air Worldwide Holdings, Inc.	• Performance Food Group, Inc.
• C.H. Robinson Worldwide, Inc.	• Ryder System, Inc.
• Expeditors International of Washington, Inc.	• Sysco Corporation
• FleetCor Technologies, Inc.	• Tech Data Corporation
• Henry Schein, Inc.	• United Natural Foods, Inc.
• Hub Group, Inc.	• W.W. Grainger, Inc.
• J.B. Hunt Transport Services, Inc.	• WESCO International, Inc.
• Jones Lang LaSalle Incorporated	• WEX Inc.
• Kirby Corporation	• XPO Logistics, Inc.
• Landstar System, Inc.

              Although the Committee believes comparison compensation and performance data can be useful, the Committee does not believe that any comparison group company, whose composition is based solely on our industry classification, revenues, net income and/or market capitalization, is fully reflective of the markets in which we compete for talent. Consequently, the Committee does not set the executives' target total direct compensation, or any of the target components of such compensation, at any specific percentile of the comparison group. Rather, it considers, as part of the overall compensation discussion, the target and actual (1) base salary, (2) short-term incentive compensation and (3) long-term compensation of the NEOs against the 50th percentile of the comparison group.

Independent Compensation Consultants

              In connection with the setting of 2018 executive compensation, the Committee engaged and received advice and assistance from Compensation Strategies, Inc. ("Compensation Strategies"), its independent compensation consultant. Compensation Strategies provides services solely to the Committee and reports directly and exclusively to the Committee. The Committee has assessed the independence of Compensation Strategies pursuant to SEC and NYSE rules and the guidelines of its Charter and concluded that Compensation Strategies' work for the Committee does not raise any conflict of interest and that it is independent.

              For 2018, Compensation Strategies provided assistance to the Committee as follows:

  •
  assisted in the preparation and review of quantitative analysis used in the compensation setting process;

  •
  assisted the Committee in developing a competitive analysis of our NEO compensation;

  •
  provided recommendations for the 2018 compensation for our NEOs;

  •
  performed a competitive analysis of compensation levels for non-employee directors and provided recommendations for our director compensation program;

  •
  reviewed the Compensation Discussion and Analysis in the annual proxy statement;

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  •
  provided general advice on agreements or other documents the Committee was asked to approve; and

  •
  provided updates on regulatory developments and market trends related to executive compensation.

2018 Say-on-Pay Vote

              At our 2018 annual meeting of shareholders, we sought and received approval from 88% of votes cast (excluding abstentions), on a non-binding, advisory basis, of the 2017 compensation of our NEOs. We regularly engage with our shareholders to understand better their perspectives on our compensation programs. As discussed above under "Shareholder Engagement" on page 13, during 2018 we interacted with the 25 largest holders of our common stock, representing approximately 70% percent of our shares outstanding. In the past, shareholder feedback has led to changes to our incentive compensation program, such as modifying our long-term incentive compensation program to enhance predictability and shareholder alignment through the adoption of annual grants of equity with multi-year performance periods.

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Compensation Program

Elements of Compensation

              The Committee uses a variety of compensation elements to establish individual compensation programs for each of its NEOs. The table below sets forth the compensation elements that the Committee uses in its programs and the objective of each of these elements.

              In addition to the compensation elements set forth above, the Committee may grant additional equity awards, including sign-on awards, special retention awards or other discretionary awards from time to time. The Committee uses these awards to attract, reward, incentivize and retain key executives that it believes are integral to our overall long-term success, as well as to promote business continuity, drive achievement and growth and ensure proper focus on achieving our long-term strategic objectives.

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2018 Compensation Program

Overview

              In 2018, the Committee used each of the compensation elements described above in establishing the executive compensation programs for Messrs. Kasbar, Birns, Smith, Crosby and Rau and determined the amounts that could be earned for each of these elements in accordance with our pay-for-performance philosophy. Base salary was the only fixed portion of the NEOs' direct compensation. The remainder of the direct compensation for our NEOs was variable and designed to reward: (1) each of our NEOs for achieving specified levels of EBITDA or EPS, (2) each of our NEOs for achievement of strategic operational and organizational objectives that the Committee believes will contribute to our long-term growth, and (3) Messrs. Crosby and Rau for achieving specified levels of Operating Income for select lines of sight.

              In 2018, the Committee transitioned the performance-based components of our annual incentive program from being measured on growth in Net Income/EPS from the prior year, to being measured against targeted levels of EBITDA, which we define as income from operations, excluding the impact of depreciation and amortization and adjusted for non-operational items as appropriate. The Committee decided that based on our current strategic focus and the impacts associated with the U.S. Tax Cuts and Jobs Act, EBITDA was the appropriate metric as it is a better indicator of our business' financial performance and each NEO can more directly impact the result. Further, it is aligned with the metrics being provided to our investors as measurements of our future operational success. Threshold, target and excellence levels were set based on the achievement of specified levels of growth in EBITDA over the previous year as well as our internal budgets. While each of these performance levels were based on EBITDA, the Committee intended, and did, adjust the actual results for items that are considered to be non-operational and are not representative of our core business, including those associated with acquisition-related expenses and severance and other restructuring-related charges.

              In addition, the Committee decided to continue to use the multi-year Performance Share Program ("PSP") that was adopted in 2016 as an overlay to the current core compensation program. However, it decided to modify the PSP to utilize premium-priced Performance SSARs rather than RSUs while still maintaining the other components of the program.

Base Salary

              Base salary is the only fixed portion of our Compensation Program for our NEOs. The base salary for each NEO is based on various factors, including position, responsibility, experience, tenure and capacity for growth. In February 2018, the Committee reviewed the base salaries for our NEOs and determined to increase Mr. Rau's salary by $50,000 to gradually make his compensation more competitive with industry levels and to reflect his experience, tenure and contribution to the Company. No other changes to NEO base salaries were made in 2018.

Annual Incentive Program

              The Committee's design of the annual incentive compensation program is intended to promote investments in near-term and long-term growth opportunities, as well as reward/motivate annual performance. As such, the annual incentive program for each of Messrs. Kasbar, Birns, Smith, Crosby and Rau consisted of a mix of performance-based incentive awards based on annual EBITDA growth and, for Messrs. Crosby and Rau, also growth in Operating Income for their respective lines of sight. Each NEO was also provided the opportunity to earn a strategic objective cash incentive award based on the individual's performance against certain strategic operational and organizational objectives.

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    Performance-Related Incentive Awards

              In 2018, our Performance-Related Incentive Awards were structured so that they are aligned with each NEO's responsibilities. Accordingly, Messrs. Kasbar, Birns and Smith's compensation was based on EBITDA growth at the consolidated level. The Committee believes that this metric is appropriate because Messrs. Kasbar, Birns and Smith have roles that directly affect the strategic direction of the Company and our overall performance on a consolidated basis. For Messrs. Crosby and Rau, who each individually oversee a component of our operations, the Committee decided to award a portion of their Performance-Related Incentive Award based on EBITDA achievement and a portion based on the Operating Income for select lines of sight for which they have responsibility and for which the Committee believes they can impact achievement levels.

              As in prior years, the Performance-Related Incentive Award for 2018 was payable in cash and equity with the Committee establishing threshold levels at which each component would begin to be earned. The Committee then established the amount of cash and equity that would be earned at target and maximum performance levels. The Committee believes that awarding a portion of the annual Performance-Related Incentive Award in equity that vests over time once earned further aligns our NEOs interests with the interests of our shareholders and encourages executive decision-making that maximizes value creation over the long-term and leads to share price appreciation.

              In March of the subsequent year, the Committee determines the extent to which the level of financial performance was achieved and thereafter the dollar value of any cash or equity earned by each NEO. In the event that growth falls anywhere between the specified performance levels, linear interpolation is applied to determine the appropriate payout. The amount of equity awarded is calculated by dividing the dollar amount earned by the closing price of our common stock on the NYSE on the date of issuance. Once issued, the equity vests ratably over the following three years.

              For 2018, the Committee established the following threshold, target and maximum opportunities for our Performance-Related Incentive Awards and the amounts that would be paid in cash and equity. As in prior years, the Committee chose to use RSUs for the equity portion of the annual Performance-Related Incentive Award rather than restricted stock based on tax considerations.

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    Company Profitability

Bonus Opportunity – EBITDA

NEO		Threshold	Target	Maximum
Kasbar	Equity	$125,000	$750,000	$3,990,000
	Cash	50,000	750,000	2,660,000

	Total	175,000	1,500,000	6,650,000

Birns	Equity	62,500	300,000	1,560,000
	Cash	25,000	300,000	1,040,000

	Total	87,500	600,000	2,600,000

Smith	Equity	62,500	300,000	1,560,000
	Cash	25,000	300,000	1,040,000

	Total	87,500	600,000	2,600,000

Crosby	Equity	62,500	250,000	900,000
	Cash	25,000	250,000	600,000

	Total	87,500	500,000	1,500,000

Rau	Equity	62,500	250,000	900,000
	Cash	25,000	250,000	600,000

	Total	87,500	500,000	1,500,000

The Committee then determined the performance levels of EBITDA at which the Performance-Related Incentive Awards could be earned by our NEOs, beginning with our income from operations calculated in accordance with generally accepted accounting principles, or GAAP, excluding depreciation, amortization and adjusting for non-operational items to the extent deemed appropriate by the Committee. The following EBITDA performance levels for 2018 were based on growth over the previous year and our internal budgets, with the threshold, target and maximum performance levels representing significant growth over the previous year.

Performance Level	EBITDA (millions)
Threshold	$305.2
Target	$324.7
Maximum	$422.0

    Line Of Sight Profitability

              For each of Messrs. Crosby and Rau, a portion of their Performance-Related Incentive Award was also based on the Operating Income of select parts of our business for which they had responsibility. For Mr. Crosby, this amount was based on the Operating Income of our government-related physical operations ("Physical Operations LOS") and the Operating Income of our land segment, excluding our payment processing operations and Physical Operations LOS ("Land LOS"). For Mr. Rau, this amount was based on the Operating Income of our aviation segment, excluding our payment processing operations and Physical Operations LOS ("Aviation LOS") and our marine segment ("Marine LOS").

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              For 2018, the Committee set the following threshold, target and maximum cash bonus opportunities for the Operating Income of Messrs. Crosby's and Rau's respective line of sight.

Bonus Opportunity – Line of Sight Operating Income

NEO		Threshold	Target	Maximum
Crosby	Land	$150,000	$350,000	$1,050,000
	Physical Operations	50,000	100,000	300,000

	Total	200,000	450,000	1,350,000

Rau	Aviation	150,000	300,000	900,000
	Marine	50,000	150,000	450,000

	Total	200,000	450,000	1,350,000

The Committee established the threshold, target and maximum performance levels for each line of sight based on our confidential operating plan. The threshold was set above the prior year's performance, while the target level represented significant growth and the maximum performance level was intended to be extremely challenging, representing extraordinary annual growth.

    Strategic Objectives

              As part of its annual incentive program, the Committee also rewards NEOs based on the achievement of certain strategic objectives that support key strategic and operational areas of focus for the year. In 2018, these objectives related a number of Company initiatives, including organic growth, technology and digitization, organizational restructuring, as well as driving operational efficiencies and a continuous cost management culture. The Committee annually determines the cash compensation that will be awarded based on a percentage of the achievement of such objectives. For 2018, the Committee set the following maximum cash incentive for each NEO based on the Committee's review of the objectives as whole and each individual NEO's contribution to achieving those objectives.

NEO	Maximum Cash Incentive
Kasbar	$750,000
Birns	300,000
Smith	300,000
Crosby	150,000
Rau	150,000

Long-Term Incentive Program

    Performance-Based Share Plan

              As discussed above, in 2018, the Committee again utilized the PSP equity award to incentivize long-term EPS growth. Under the PSP, executives are annually granted the opportunity to earn a fixed-dollar target award of equity (the "PSP Opportunity") at the beginning of a three-year performance period. The PSP Opportunity can be earned based on the achievement of EPS Growth targets by the end of the performance period to provide the executives with appropriate incentives to balance the objectives of maximizing earnings with a minimum amount of dilution. Once a three-year performance

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metric is set, it cannot be changed. At the end of each three-year period, the Committee determines the EPS Growth for the performance period.

              For the 2018 to 2020 performance period, the following four EPS Growth performance levels were established: (1) a Threshold EPS Growth, at which 50% of the PSP Opportunity will be earned, (2) a Target EPS Growth at which 100% of the PSP Opportunity will be earned, (3) an Excellence EPS Growth at which 150% of the PSP Opportunity will be earned, and (4) a Maximum EPS Growth, at which 200% of the PSP Opportunity will be earned. In the event that growth falls anywhere between the foregoing performance levels, linear interpolation will be applied to determine the appropriate payout.

              For 2018, the Committee determined that it would utilize premium-priced Performance SSARs rather than RSUs. The exercise price of the Performance SSARs was set at $27.52 per share, which was a fifteen percent (15%) premium to our closing stock price on the date of grant and therefore, will only have value to the extent that our stock price appreciates over the premium stock price. The PSP Opportunity was then divided by the fair market value of the Performance SSAR on the date of the award (based on Black Scholes) to calculate the number of SSARs to be issued. The Committee determined the Threshold, Target, Excellence and Maximum EPS Growth performance levels based on our internal growth targets, with the maximum performance set at a level that could only be attained when applicable results are exceptional and justify the higher bonus payout. Once earned, the specified number of Performance SSARs vest on the third anniversary of the grant date and expire on the fifth anniversary of the grant date.

              The Committee believes that this layering approach to long-term equity (1) is consistent with the practices of our compensation comparison companies and the broader market and (2) provides executives a consistent and continuous incentive to focus on our long-term EPS growth and to share in increases in our market value. For 2018, the PSP Opportunity and number of Performance SSARs granted to each of our NEOs is set forth below.

	Performance SSARs

NEO	Target Grant Date	Target Number
	Dollar Value	of Performance SSARs
Kasbar	$ 1,000,000	186,569
Birns	500,000	93,284
Smith	500,000	93,284
Crosby	300,000	55,971
Rau	300,000	55,971

Additional Equity Awards

              During the evaluation of our NEO's 2018 compensation, the Committee determined to provide additional incentive for Mr. Kasbar to drive shareholder value and long-term sustained growth and awarded Mr. Kasbar a service-based SSAR award. The Committee concluded that such incentive would be appropriate to effectively motivate, reward and retain Mr. Kasbar in light of the current competitive environment while further aligning his interests with our shareholders. Consequently, in March 2018, the Committee granted Mr. Kasbar SSARs with a grant date fair value of $1,000,000, which vests on the third anniversary of the grant date and expires five years from the grant date. For more information about the SSARs, see the "Grants of Plan-Based Awards" table below.

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Determining 2018 Performance Results

              In March of 2019, the Committee determined whether we achieved our financial metrics and the extent to which each of our NEOs achieved their strategic objectives. As part of this determination, the Committee could use its discretion to determine on a case-by-case basis the extent to which recognition or charges to EBITDA or Operating Income are to be included or excluded from the determination of the performance level achieved. For example, the Committee may adjust for non-operational items and one-time benefits that the Committee does not believe reflect our on-going business or the efforts of the NEOs. In addition, the Committee may exercise negative discretion on the prescribed incentive awards in accordance with the terms of the 2016 Omnibus Plan, as it deems appropriate.

    Annual Incentive Awards

              Company Profitability.    The Committee evaluated our 2018 actual financial results and decided, consistent with the foregoing, to make adjustments for certain items, including acquisition-related expenses and severance and other restructuring- related charges, which the Committee believed did not adequately reflect the on-going business and financial performance of the Company or economic trends. Based on the foregoing evaluation, the Committee determined that our EBITDA performance was above the target level, totaling $360.3 million. As a result, our NEOs received the following payouts under the cash and equity portions of the annual incentive awards.

	2018 Annual Incentive Award Payout EBITDA

NEO	Cash	Equity*
Kasbar	$ 1,175,248	59,396
Birns	463,397	23,420
Smith	463,397	23,420
Crosby	314,638	15,902
Rau	314,638	15,902

*
The equity portion was issued in the form of RSUs that vest ratably on the first, second and third anniversaries of the grant date to further align the interests of our NEOs and our shareholders.

              Line of Sight Profitability.    The Committee also determined that we exceeded the threshold level of Operating Income for our Land line of sight, and the target level of Operating Income for our Aviation, Marine and Physical Operations lines of sight. Consequently, for this component of their annual performance-based cash incentive awards, Mr. Crosby earned $160,654 for the Land component and $244,511 for the Physical Operations component and Mr. Rau earned $350,250 for the Aviation component and $240,285 for the Marine component.

              Strategic Objectives.    Although the NEOs were successful in accomplishing several of their 2018 objectives, including restructuring our organization, particularly in our back office function, implementing various technology initiatives such robotic process automation and machine learning in certain critical functions, as well as organically developing new airport and seaport locations to enhance our international footprint and further expand our network, the Committee determined that not all of the Strategic Objectives had been fully accomplished. Accordingly, the Committee decided to exercise its negative discretion by reducing the value of the Strategic Objective Cash Incentive Awards, such that Mr. Kasbar received $562,500, each of Messrs. Birns and Smith received $225,000, and each of Messrs. Crosby and Rau received $112,500.

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    Long-Term Incentive Awards

              Performance Share Plan.    The 2018 financial year was the final year of the three-year performance period for the PSP award granted to Messrs. Kasbar, Birns, Crosby and Rau in 2016. The Committee determined that the threshold level of EPS Growth for the 2016 PSP had not been met and therefore, the NEOs forfeited the 2016 PSP awards. The three-year performance periods for the 2017 and 2018 PSP awards have not yet passed, therefore, the Committee did not make a determination with respect to our EPS Growth for those awards.

Employee Benefits and Executive Perquisites

              In keeping with our pay-for-performance philosophy, only limited standard employee benefits and executive perquisites are provided to our NEOs as described below. The total amount of employee benefits and executive perquisites provided to the NEOs during 2018 represents only a small percentage of each NEO's total compensation and are comprised of those benefits which we believe are necessary to attract and retain executives.

Retirement and Deferred Compensation

              We maintain the World Fuel Services Corporation 401(k) Profit Sharing Plan, or our 401(k) Plan, to enable eligible employees to save for retirement through a tax-advantaged combination of elective employee contributions and our matching contributions. The 401(k) Plan allows eligible employees, including our NEOs, to elect to contribute a percentage of their eligible compensation on a pre-tax basis, up to the maximum dollar amounts permitted by law. In 2018, the maximum employee elective contribution to the 401(k) Plan was $18,500, plus an additional $6,000 for employees who were at least 50 years old in 2018. For 2018, we matched 50% of the first 6% of eligible compensation that each eligible participant elected to contribute to the 401(k) Plan, which was subject to graded vesting during the first three years of employment.

              We do not maintain any pension, supplemental executive retirement plan or other defined benefit retirement plans for our NEOs. However, we do permit that our NEOs participate in the non-qualified deferred compensation plan, or NQDC, that we offer to other senior employees based in the United States ("U.S."). As discussed under "Non-Qualified Deferred Compensation" later in this proxy, pursuant to the NQDC, participants may defer up to 75% of their base salary and up to 90% of any annual bonus, on a pre-tax basis, and an additional amount equal to any "excess contributions" that are refunded to them from the 401(k) plan. We do not match any participant deferrals under the NQDC. During 2018, only Mr. Smith contributed to the NQDC. In addition, Mr. Kasbar also has a deferred compensation balance which arose as a result of his prior employment agreement that provided that any bonus payable to him that would not be deductible under Section 162(m) of the Code ("Section 162(m)") for the year earned would be deferred until a fiscal year in which it would be deductible. Payment of the deferred bonus would be made in all events in the year in which Mr. Kasbar's employment terminates or the employment agreement expires. Any amount deferred in this manner is being credited with interest at the prime rate as published in the Wall Street Journal.

Other Benefits and Perquisites

              Our NEOs are eligible for the same health and welfare benefits as are available to all of our eligible employees during active employment. These benefits include medical, dental, vision, short-term and long-term disability and term life insurance and accidental death and dismemberment coverage. Our NEOs receive additional individual disability insurance coverage and are eligible for additional executive life insurance coverage. We pay the entire cost of coverage of the term life insurance and executive life insurance as well as short-term disability and for Messrs. Kasbar and Birns, a portion of

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the cost of coverage for medical and dental insurance. Messrs. Kasbar, Birns, Crosby, and Rau are also provided with a country club membership to be used for business entertainment purposes and to facilitate business meetings.

Agreements with Executives

              Our Committee believes that it is important to protect our intellectual capital. Accordingly, we have agreements and an executive severance policy with respect to our NEOs that provide consideration for, and thus ensure the effectiveness of, important non-compete and other restrictive covenants and consulting obligations applicable under such agreements or policy following termination of employment. The Committee believes that these arrangements serve to encourage the continued attention and dedication of the executives to their assigned duties and mitigate the uncertainty and questions a potential change of control may raise among executives. The Committee also believes these arrangements are appropriate and necessary to attract and retain these executives.

              Our Committee generally views the potential payments and benefits payable under a termination or change of control scenario as a separate compensation element because such payments and benefits are not expected to be paid in a particular year and serve a different purpose for the executive than other elements of compensation. Accordingly, those payments and benefits do not significantly affect decisions regarding other elements of compensation. See "Potential Payments upon Termination of Employment or Change of Control" beginning on page 53 of this proxy statement for a discussion of these arrangements and certain compensation and benefits that will be provided in the event of the termination of the employment of our NEOs.

Equity Grant Practices

              Our equity grant policy provides that equity grants made to NEOs related to prior year performance will be effective on March 15 of each year. Retention, promotion and performance share awards are typically granted in March of each year on the 15th or 31st. Annual grants of equity awards to directors are made on the date that the director is elected or re-elected to the Board. Grants made to new hires or existing employees (excluding executive officers) are made effective on one of the following quarterly dates per year: February 10, May 10, August 10, and November 10.

              Under the terms of the 2016 Omnibus Plan, we are not permitted to cancel outstanding stock options or SSARs for the purpose of re-pricing or otherwise replacing or re-granting such options or SSARs with an exercise or conversion price that is less than the exercise or conversion price of the original stock option or SSAR without shareholder consent. We do not have a program, plan or practice of timing equity award grants in order to benefit our executive officers or in coordination with the release of material non-public information.

Accounting Implications

Accounting for Share-Based Compensation

              Before granting equity-based compensation awards, the Committee considers the accounting impact of the award, including the compensation cost and the grant date fair value, as structured and under various other scenarios in order to analyze the expected impact of the award.

Stock Ownership Policies

              The Committee has adopted a stock retention requirement and stock ownership guidelines to align the interests of NEOs with those of our shareholders and ensure that the executives responsible for overseeing operations have an ongoing financial stake in the Company's success.

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Stock Retention Requirement

              Our NEOs are required to retain at least 50% of any shares acquired (net of any shares that would need to be withheld or sold to satisfy any applicable income and employment taxes relating to the award) pursuant to any equity award granted after they become an executive officer for three years after the shares are delivered (or until the individual ceases to be an executive officer of the Company, if earlier). All of our NEOs are in compliance with these retention requirements.

Stock Ownership Requirement

              Our NEOs are subject to the stock ownership guidelines set forth below, which are expressed as a multiple of base salary determined by leadership level.

Position	Multiple of Base Salary
Chief Executive Officer	7
Chairman of the Board (if an executive officer)	5
Chief Financial Officer	5
All Other Executive Officers	3

              The stock ownership guidelines provide that executive officers must attain the applicable ownership requirement within five years of the date such individual becomes an executive officer. Equity vehicles that count towards compliance with the ownership requirement include: common stock, unvested time-based RSUs and the earned portion of performance-based awards. Unexercised stock options or stock appreciation rights, the unearned portion of performance-based awards and any shares of common stock that are pledged as collateral do not count towards the requirement.

              The Committee uses the three-year average closing stock price on the last trading day of each fiscal year to determine compliance and to manage against the risk of the NEOs falling out of compliance due to volatility in the stock price. The Committee has discretion to determine the penalties for non-compliance, including: requiring the payment of cash incentives in equity, instituting a higher equity retention requirement and reducing or eliminating incentive compensation. Furthermore, the Committee, in its discretion, may provide waivers, additional time to regain compliance or other appropriate relief on a case-by-case basis due to hardships, dispositions due to court-ordered domestic relations orders ("DROs) or in the event of extreme volatility in the Company's stock price. All of our NEOs are in compliance with the policy, although one NEO was granted temporary relief due to the fact he was required to dispose of a certain amount of his equity pursuant to a DRO.

              Our directors are also subject to stock ownership requirements as described on page 29 of this proxy statement under "Compensation of Directors."

Derivatives, Hedging and Pledging Transactions

              We prohibit our directors, executive officers and employees from engaging in hedging or monetization transactions, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, which are designed to hedge or offset any decrease in the market value of our common stock. We also do not permit the buying or selling of publicly traded options based on our common stock or engaging in short sales of our securities. The purpose of these policies is to align the interests, including the economic risk of ownership, of directors, executive officers, employees and shareholders.

              We also discourage our directors, executive officers and employees from holding our common stock in a margin account or pledging our common stock as collateral for a loan. Any directors or executive officers who wish to pledge shares must first obtain the prior approval of the General Counsel and the Governance Committee. As noted above, any shares pledged as collateral will not count towards any executive officer's respective stock ownership requirement.

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Compensation Committee Report on 2018 Executive Compensation

              The Committee is responsible for establishing and administering the executive compensation programs of the Company. The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

Ken Bakshi, Chairman
Richard A. Kassar, Member
Stephen K. Roddenberry, Member

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V. EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

              The following table summarizes the "total compensation" of our named executive officers for the fiscal years ended December 31, 2018, 2017, and 2016 according to the rules promulgated by the SEC.

Name and Principal Position	Year	Salary	Stock Awards(1)(2)	Option Awards(1)(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Michael J. Kasbar	2018	$900,000	$134,247	$2,000,007(5)	$1,812,748	$46,111	$4,893,113
Chairman, President	2017	900,000	1,999,985	1,999,993	562,500	45,902	5,508,381
and Chief Executive	2016	875,100	1,999,990	1,232,000	450,000	61,599	4,618,689
Officer
Ira M. Birns	2018	600,000	60,423	500,002	718,397	25,117	1,903,940
Executive Vice	2017	600,000	750,013	400,000	225,000	26,943	2,001,956
President and Chief	2016	583,400	1,000,019	—	180,000	37,178	1,800,597
Financial Officer
Jeffrey P. Smith	2018	600,000	—	500,002	718,397	111,211(6)	1,929,610
Executive Vice	2017	118,077	2,999,985	—	—	25,585	3,143,648
President and Chief Operating Officer
Michael J. Crosby	2018	500,000	134,247	300,002	847,303(7)	21,431	1,802,983
Executive Vice	2017	500,000	999,993	250,001	200,000	21,209	1,971,203
President, Global Land	2016	487,550	1,500,004	—	168,707	115,913	2,272,174
John P. Rau	2018	539,583	134,247	300,002	1,032,673(7)	22,198	2,028,704
Executive Vice	2017	500,000	999,993	250,001	112,500	21,894	1,884,388
President, Global Aviation	2016	475,100	1,500,004	—	202,815	116,859	2,294,778
and Marine

(1)
The amounts shown represent the estimated aggregate grant date fair value of the awards made in each fiscal year relating to common stock, restricted stock, RSUs and SSARs granted to the named executive officers. The estimated grant date fair value of these awards is based on the grant date market value of our common stock as defined in the 2006 and 2016 Omnibus Plans and is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant date fair value of awards are set forth in Note 10 for fiscal years 2018 and 2017, and Note 9 for fiscal year 2016, to the consolidated financial statements in Item 15 of the respective annual reports on Form 10-K.

(2)
For 2018, the Stock Awards column for Messrs. Kasbar, Birns, Crosby and Rau reflects the RSUs issued in connection with the 2017 annual incentive program based on Net Income/EPS that were awarded in March 2018. For 2018, the Option Awards column reflects the three-year Performance SSARs that were awarded in March 2018 under the PSP program. A determination of the amount of the Performance SSARs, if any, that will be earned will be made in March 2021. See "Grants of Plan-Based Awards Table" for more information.

(3)
This amount reflects an annual cash incentive award earned by each NEO based on EBITDA Growth in 2018 as well as strategic objective cash incentive awards earned by each of the NEOs based upon their achieving a portion of their 2018 strategic objectives.

(4)
The amounts shown in this column include health and other insurance benefits, club membership dues, matching contributions under our 401(k) plan and, for 2016, dividends paid in connection with the vesting of equity awards, in each case paid to or on behalf of the NEOs.

(5)
This amount includes the grant date fair value of a service-based award to Mr. Kasbar of 152,439 SSARs, which vest in March 2021.

(6)
In connection with his employment, we agreed to provide Mr. Smith with a short-term travel and housing allowance of $8,000 per month ending in October 2019. This amount includes $96,000 of such allowance.

(7)
This amount also includes an annual cash incentive award earned by Messrs. Crosby and Rau based on Operating Income growth for their respective LOS in the amount of $405,165 and $590,535, respectively.

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Grants of Plan-Based Awards

              The following table provides additional information about stock awards and equity and non-equity incentive plan awards granted to our named executive officers during the year ended December 31, 2018.

									All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)						Grant Date Fair Value of Stock and Option Awards(4) ($)
											Exercise Price of Option Awards ($/share)
Name and Principal Position	Grant Date	Committee Approval	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael J. Kasbar	n/a	4/12/2018	50,000(5)	750,000(5)	2,660,000(5)
Chairman, President and	n/a	4/12/2018	—(6)		750,000(6)
Chief Executive Officer	3/15/2018	3/8/2018				93,285	186,569	373,137				1,000,010
	3/15/2018	3/8/2018								152,439	23.93	1,000,000
	3/15/2018	3/8/2018							5,610			134,247
Ira M. Birns	n/a	4/12/2018	25,000(5)	300,000(5)	1,040,000(5)
Executive Vice President and	n/a	4/12/2018	—(6)		300,000(6)
Chief Financial Officer	3/15/2018	3/8/2018				46,642	93,284	186,568				500,003
	3/15/2018	3/8/2018							2,525			60,423
Jeffrey P. Smith
Executive Vice President and	n/a	4/12/2018	25,000(5)	300,000(5)	1,040,000(5)
Chief Operating Officer	n/a	4/12/2018	—(6)		300,000(6)
	3/15/2018	3/8/2018				46,642	93,284	186,568				500,003
Michael Crosby	n/a	4/12/2018	25,000(5)	700,000(5)	1,950,000(5)
Executive Vice President,	n/a	4/12/2018	—(6)		150,000(6)
Global Land	3/15/2018	3/8/2018				27,986	55,971	111,941				300,005
	3/15/2018	3/8/2018							5,610			134,247
John Rau	n/a	4/12/2018	25,000(5)	700,000(5)	1,950,000(5)
Executive Vice President,	n/a	4/12/2018	—(6)		150,000(6)
Global Aviation and Marine	3/15/2018	3/8/2018				27,986	55,971	111,941				300,005
	3/15/2018	3/8/2018							5,610			134,247

(1)
The amounts shown reflect the Performance SSAR awards issued under the PSP at the threshold, target and maximum levels based on the EPS Growth for the three-year period ending December 2020. Please see the discussion regarding the compensation programs for the NEOs beginning on page 39 of this proxy statement for additional information.

(2)
The amounts shown reflect the RSUs issued in connection with the 2017 annual performance-related equity incentive awards based on Net Income/EPS growth at the $1.86 EPS level. These RSUs vest one-third annually beginning March 2019.

(3)
The amount shown reflects a service-based SSAR award that will vest in March 2021. Please see the discussion regarding this award on page 43 of this proxy statement for additional information.

(4)
The amounts shown reflect the estimated aggregate grant date fair value of the stock awards. The estimated aggregate fair value of our stock awards is based on the grant date market value of our common stock, as defined in the 2016 Omnibus Plan and is computed in accordance with FASB ASC Topic 718.

(5)
The amounts shown reflect the threshold, target and maximum payouts that could have been earned as 2018 annual performance related cash incentive awards. For 2018, our adjusted EBITDA was $360.3 million and as a result, Mr. Kasbar earned $1,175,248, Messrs. Birns and Smith each earned $463,397 and Messrs. Crosby and Rau each earned $314,638 for the EBITDA component of their annual incentive compensation program. For Messrs. Crosby and Rau, this also includes cash incentive awards that could be earned based on Operating Income growth for the respective LOS for which they are responsible. For 2018, Mr. Crosby exceeded the target level of Operating Income for our Physical Operations LOS and the threshold level of Operating Income for our Land LOS for which he earned $244,511 and $160,654, respectively. Mr. Rau exceeded the target level of Operating Income for our Aviation and Marine LOS for which he earned $350,250 and $240,285, respectively. Please see the discussion regarding the compensation programs for the NEOs beginning on page 39 of this proxy statement for additional information.

(6)
The amounts shown include the threshold and maximum payouts that could have been earned as strategic objective cash incentive awards. For 2018, the NEOs achieved only a portion of their strategic objectives and therefore the Committee reduced the amounts payable to the NEOs. Please see the discussion regarding the compensation programs for the NEOs beginning on page 39 of this proxy statement for additional information.

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Outstanding Equity Awards at Fiscal Year-End

              The following table sets forth the outstanding equity awards at fiscal year-end, or December 31, 2018, for our named executive officers.

						Stock Awards
	Option Awards
								Equity Incentive Plan Awards
			Equity Incentive Plan Awards
								Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
							Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
	Number of Securities Underlying Unexercised Options/SSARs (#)		Number of Securities Underlying Unexercised Unearned Options (#)			Number of Shares or Units of Stock That Have Not Vested (#)
				Option Exercise Price ($)
					Option Expiration Date
Name	Exercisable	Unexercisable
Michael J. Kasbar	15,000			57.48	3/31/2020	22,569(2)	483,202	10,293(3)	220,373
Chairman, President and		100,000(4)		48.58	3/31/2021	5,610(5)	120,110	27,586(6)	590,616
Chief Executive Officer		113,507(7)		36.25	3/31/2022
		152,439(8)		23.93	3/15/2023
			93,284(9)	27.52	3/15/2023
Ira M. Birns	6,000			57.48	3/31/2020	9,028(2)	193,289	5,147(3)	110,197
Executive Vice President and			46,642(9)	27.52	3/15/2023	2,525(5)	54,060	10,345(6)	221,486
Chief Financial Officer
Jeffrey Smith			46,642(9)	27.52	3/15/2023	55,949(10)	1,197,868	27,975(11)	598,945
Executive Vice President and
Chief Operating Officer
Michael J. Crosby			27,985(9)	27.52	3/15/2023	1,943(2)	41,600	2,573(3)	55,088
Executive Vice President,						20,585(5)	440,725	6,897(6)	147,665
Global Land						9,196(12)	196,886
						5,610(5)	120,110
John P. Rau			27,985(9)	27.52	3/15/2023	1,805(2)	38,645	2,573(3)	55,088
Executive Vice President,						6,477(2)	138,673	6,897(6)	147,665
Global Aviation and Marine						20,585(5)	440,725
						9,196(12)	196,886
						5,610(5)	120,110

(1)
The amounts in this column are based on the closing price of our common stock on December 31, 2018 of $21.41.

(2)
This amount reflects RSUs (in the case of Messrs. Kasbar and Birns) that vest in March 2019 or shares of restricted stock (in the case of Messrs. Crosby and Rau) that vest one-half annually beginning May 2019, subject to earlier vesting upon a change of control or qualifying termination of employment.

(3)
This amount reflects the threshold amount of RSUs that would have been earned by the NEO in March 2019 under the 2016 PSP assuming a minimum EPS Growth. Based on the actual EPS for 2018, the threshold for the 2016 PSP was not met and therefore all of the RSUs were forfeited. See "Grants of Plan Based Awards Table" for more information on the 2016 PSP.

(4)
This amount reflects SSARs that vest in March 2019, subject to earlier vesting upon a change of control or qualifying termination of employment.

(5)
This amount reflects RSUs that vest one-third annually beginning March 2019, subject to earlier vesting upon a change of control or qualifying termination of employment.

(6)
This amount reflects the threshold amount of RSUs that would be earned by the NEO in 2020 under the PSP assuming a minimum EPS Growth. Any earned portion will vest on the date after December 31, 2019 on which the Committee certifies in writing, based upon our audited financial statements, the extent to which the requisite EPS Growth level has been achieved for the performance period but in no event later than March 15, 2020.

(7)
This amount reflects SSARs that vest in March 2020, subject to earlier vesting upon a change of control or qualifying termination of employment.

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(8)
This amount reflects SSARs that vest in March 2021, subject to earlier vesting upon a change of control or qualifying termination of employment.

(9)
This amount reflects the threshold amount of Performance SSARs that would be earned by the NEO in 2021 under the PSP assuming a minimum EPS Growth. Any earned portion will vest on the date after December 31, 2020 on which the Committee certifies in writing, based upon our audited financial statements, the extent to which the requisite EPS Growth level has been achieved for the performance period but in no event later than March 15, 2021.

(10)
This amount reflects RSUs that vest one third annually beginning March 2020, subject to earlier vesting upon a change of control or qualifying termination of employment.

(11)
This amount reflects the threshold amount of RSUs that would be earned by Mr. Smith in 2021 under his performance-based equity grant assuming the threshold level of performance established by the Committee for the 2018 PSP. Any earned portion will vest on the date after December 31, 2020 on which the Committee certifies in writing, based upon our audited financial statements, the extent to which the requisite performance goal has been achieved for the performance period but in no event later than March 15, 2021.

(12)
This amount reflects RSUs that vest one-half annually beginning March 2019, subject to earlier vesting upon a change of control or qualifying termination of employment.

2018 Stock Vested

              The following table sets forth the stock vested during the year ended December 31, 2018 for our named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Michael J. Kasbar Chairman, President and Chief Executive Officer	25,256	$604,376
Ira M. Birns Executive Vice President and Chief Financial Officer	10,161	243,153
Michael J. Crosby Executive Vice President, Global Land	6,783	162,719
John P. Rau Executive Vice President, Global Aviation and Marine	10,853	255,556

(1)
The amount shown in this column reflects the value realized upon vesting which is calculated by multiplying (a) the closing price of our common stock on the vesting date by (b) the number of shares of restricted stock or RSUs that vested. The value realized does not represent cash received by the named executive officer which may differ based on when the acquired shares are ultimately disposed of by the named executive officer.

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Non-Qualified Deferred Compensation

              The following table sets forth non-qualified deferred compensation during the year ended December 31, 2018 for the named executive officers set forth below.

              We offer our executives and other senior employees based in the U.S. an opportunity to defer compensation under our non-qualified deferred compensation plan, or NQDC. Pursuant to the NQDC, participants may defer up to 75% of their base salary and up to 90% of any annual bonus, on a pre-tax basis, and an additional amount equal to any "excess contributions" that are refunded to them from the 401(k) plan. We do not match any participant deferrals under the NQDC. Participants can elect from a variety of investment choices for their deferred compensation and gains and losses on these investments are credited to their respective accounts. Participants may elect, depending on whether their termination is in connection with retirement or otherwise, to receive deferred amounts in a lump sum, in annual installments over a period of up to ten years, or in a partial lump sum with the balance paid in installments. However, these payments are accelerated upon a change in control or the death of the participant.

Name	Executive Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Balance at Last Fiscal Year-End
Michael J. Kasbar(1) Chairman, President and Chief Executive Officer	$—	$10,070	$229,270
Jeffrey P. Smith Executive Vice President and Chief Operating Officer	450,000(2)	—	450,000

(1)
Mr. Kasbar's prior employment agreement provided that any bonuses payable to him that would not be deductible under Section 162(m) for the year earned would be deferred until a fiscal year in which it would be deductible (or until the year in which Mr. Kasbar's employment terminates or the employment agreement expires), and that any amount so deferred would be credited with interest at the prime rate as published in the Wall Street Journal. A portion of the bonus earned by Mr. Kasbar for the 2002 fiscal year, equal to $109,375, was deferred pursuant to that provision of his employment agreement and remains unpaid. Because the aggregate earnings in the last fiscal year did not constitute "above market earnings" within the meaning of the applicable SEC rules, this amount is not reflected in the Summary Compensation Table.

(2)
Represents the amount Mr. Smith contributed to the NQDC during 2018. For more information on the NQDC, see "Retirement and Deferred Compensation" on page 45 of this proxy statement.

Potential Payments upon Termination of Employment or Change of Control

              Our employment agreement with Mr. Kasbar (the "Kasbar Agreement") and executive severance agreement with Mr. Birns (the "Birns Agreement") each provides for the payment of certain compensation and benefits in the event of the termination of the executive's employment, the amount of which varies depending upon the reason for such termination. In lieu of entering into separate executive severance agreements with each of Messrs. Crosby and Rau in connection with their promotions to executive officers, our Board adopted an Executive Severance Policy ("ESP") applicable to Messrs. Crosby and Rau and other executives that the Committee may subsequently designate as participating executives. Upon his appointment as our Executive Vice President and Chief Operating Officer in October 2017, Mr. Smith was designated a participating executive. The ESP provides for the payment of certain severance payments and benefits in the event of a termination of such executives' employment in certain specified circumstances.

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              Each of the Kasbar Agreement, the Birns Agreement and the Executive Severance Policy provides for certain benefits (1) if the NEO's employment is terminated due to Death or Disability, (2) if the NEO's employment is terminated by the Company without "Cause" (as that term is defined in the relevant agreement or arrangement) or (3) if the NEO terminates his employment with "Good Reason (as that term is defined in the relevant agreement or arrangement, which for Messrs. Crosby and Rau is within two (2) years after a Change of Control has occurred). If the employment of any of the four covered NEOs is Terminated without Cause or for Good Reason within two (2) years after a Change of Control then the severance benefits are slightly higher. The actual amounts of such payments are set forth in the table below the relevant definitions.

Termination Without Cause

              Kasbar Agreement—Under the Kasbar Agreement, "cause" means (i) any act of fraud, misappropriation, embezzlement or material dishonesty by Mr. Kasbar, which results in his personal enrichment at our expense; (ii) willful misconduct that results in material economic harm to us; (iii) a felony conviction or conviction for a crime involving moral turpitude; (iv) the willful and continued material failure of Mr. Kasbar to perform his duties under the Kasbar Agreement; (v) a willful and material breach by Mr. Kasbar of his non-compete, non-solicitation, non-disparagement or cooperation obligations under the Kasbar Agreement (and in the case of (i) through (v) the failure to cure such breach) or (vi) a material breach by Mr. Kasbar of our Code of Conduct, Securities Trading Policy or any other related corporate and personnel policies generally applicable to our executives or employees.

              Birns Agreement—Under the Birns Agreement, "cause" means (i) the willful, material failure by Mr. Birns to perform the duties consistent with his position or to comply with the obligations of the Birns Agreement, or his willful, material failure to carry out the reasonable and lawful directions of our CEO, President or Board and not curing such failure; (ii) any willful and material breach of our Code of Conduct or any other policy; (iii) Mr. Birns' gross negligence or willful misconduct which is harmful to us, monetarily or otherwise, including but not limited to fraud, misappropriation or embezzlement; (iv) use of alcohol, drugs or other similar substances during work hours, other than at a Company sanctioned event, or at any time in a manner that adversely affects his work performance; (v) being charged with a criminal offense that is a felony or misdemeanor involving moral turpitude; or (vi) a material breach of the Birns Agreement that cannot be cured.

              ESP—Under the ESP, "cause" means (i) the failure by the executive to perform, in a reasonable manner, his or her duties as assigned by the Company or any subsidiary (or any successor company); (ii) any violation or breach by the executive of his or her employment agreement, consulting or other similar agreement with the Company or any subsidiary (or successor company), if any; (iii) any actual or threatened violation or breach by the executive of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or any subsidiary (or successor company); (iv) any violation or breach by the executive of any Company policy; (v) any act by the executive of dishonesty or fraud that injures the reputation or business of, or causes harm to, the Company or any subsidiary (or successor company); (vi) the conviction of, or entry of a plea of guilty or nolo contendere to, a felony or a crime involving moral turpitude; or (vii) the executive's impeding of, interfering with, or failing to reasonably cooperate with an investigation authorized by the Company or any subsidiary or affiliate. In the event of a change of control, upon and during the two years following such change of control, clauses (i)-(v) above will be deemed to have the term "materiality" inserted as a qualifier to each instance of violation, breach or other misconduct by the executive.

              None of the agreements or arrangements provide for any payment of severance or other benefits in the case of a Termination With Cause, although our Deferred Compensation Plan requires repayment of prior earnings that have been deferred irrespective of the basis for employment being

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terminated and our paid-time-off policy provides that all employees are entitled to their accrued but unused vacation upon termination.

Termination For Good Reason

              Kasbar Agreement—Under the Kasbar Agreement, "good reason" means (i) any reduction in the annual base salary of Mr. Kasbar to a level that is less than 85% of Mr. Kasbar's base salary for the immediately preceding year or our failure to pay or provide any material compensation or benefit other than an insubstantial and inadvertent reduction that is remedied by us; (ii) following a change of control, our failure to provide Mr. Kasbar his total annual cash compensation, including bonus, total aggregate value of perquisites, total aggregate value of benefits or total aggregate value of long-term compensation equal to or higher than the highest level received by Mr. Kasbar in the preceding 6 months or 1 year, in certain cases, other than an insubstantial and inadvertent failure that is remedied by us; (iii) if we require Mr. Kasbar to be based at a location outside of Miami-Dade County, Florida; (iv) our failure to obtain any successor's agreement to perform and assume the Kasbar Agreement; (v) without the express prior written consent of Mr. Kasbar, assigning Mr. Kasbar any duties that are materially inconsistent with his current position (including titles and reporting relationships) or making any other material adverse change in his position, authority, responsibilities or status; and (vi) a voluntary termination by Mr. Kasbar for any reason within 30 days following the first anniversary of a change of control.

              Birns Agreement—The definition of good reason in the Birns Agreement means the occurrence of any of the following (i) the assignment to the executive of any duties materially inconsistent with his position, authority, duties or responsibility or any other action by us that results in a material diminution in his position, authority, duties or responsibilities, excluding any action not taken by us in bad faith that is remedied; (ii) any reduction in, or failure to pay the executive's base salary other than a reduction or failure remedied by us; (iii) within two years after the occurrence of a change of control, any failure by us to provide the executive his bonus and equity opportunities, or employee benefits and perquisites in the aggregate, that are not less than those provided to the executive in the calendar year immediately preceding the change of control, other than a failure not occurring in bad faith that is remedied by us; or (iv) if we require the executive to be based at any office or location outside of Miami-Dade or Broward County.

              ESP—The definition of "good reason" under the ESP is substantially the same as the definition included in the Birns Agreement, except that the events have to have occurred within two years after a "Change of Control" (as defined in the ESP). Specifically, an executive will have the ability to terminate his employment with "Good Reason" upon the happening of any of the following within two years after a "Change of Control": (i) the assignment to the executive of any duties materially inconsistent with his position, authority, duties or responsibility or any other action by us that results in a material diminution in his position, authority, duties or responsibilities, excluding any action not taken by us in bad faith that is remedied; (ii) any reduction in, or failure to pay the executive's base salary other than a reduction or failure remedied by us; (iii) any failure by us to provide the executive his bonus and equity opportunities, or employee benefits and perquisites in the aggregate, that are not less than those provided to the executive in the calendar year immediately preceding the change of control, other than a failure not occurring in bad faith that is remedied by us; or (iv) if we require the executive to be based at any office or location outside of Miami-Dade or Broward County.

Change of Control

              Under the Kasbar Agreement, the Birns Agreement and the ESP, a "change of control" is deemed to have occurred if (i) any person or "group" (as defined in Section 13(d)(3) of the Exchange Act), excluding any employee benefit plans, becomes the beneficial owner of at least (a) 30% (in the

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case of the ESP) or (b) 20% (in the case of the Kasbar Agreement or the Birns Agreement) of the combined voting power of our outstanding common stock; (ii) we merge, consolidate, reorganize or carry out any similar event which results in the holders of our common stock prior to the event owning less than 51% of the total voting power of the capital stock of the surviving company; (iii) our current Board ceases to make up at least 2/3 of our Board, the board of the surviving company or the board of the controlling company, as the case may be, with the exception that any director approved by a vote of at least 2/3 of our current Board will be considered to be a member of our current Board; or (iv) we are liquidated or dissolved or we sell all or substantially all of our assets. In addition, the Kasbar Agreement provides that a change of control is deemed to have occurred if we enter into an agreement or our Board passes a resolution to do any of the items listed in (i)-(iv) above and Mr. Kasbar's employment is terminated after the execution of any such agreement or the passage of any such resolution, but before the event takes place.

Severance Payments and Benefits

              Kasbar Agreement—As set forth in the table below, upon the occurrence of a termination by Mr. Kasbar for good reason, by the Company without cause, following a change of control or non-renewal, we will make the following payments:

(i)
the Accrued Obligations (as defined in the Kasbar Agreement);

(ii)
an annualized amount of $750,000 ($1,250,000 for termination following a change of control) per year for a two year period immediately following the termination date;

(iii)
(a) continued health insurance coverage in effect as of the termination date for Mr. Kasbar and his immediate family until Mr. Kasbar is no longer eligible for coverage under our health plans through COBRA or he becomes eligible for health insurance coverage through employment or services provided to another person or entity; and

(b) after Mr. Kasbar is no longer eligible for coverage through COBRA, reimbursement for the cost of obtaining private health insurance coverage that is comparable to the coverage provided to Mr. Kasbar and his immediate family until Mr. Kasbar turns 65 or, if earlier, the date on which neither Mr. Kasbar nor his surviving spouse is living, subject to certain exclusions, provided that the aggregate amount the Company is required to pay for such coverage does not exceed $150,000 in the aggregate; and

(iv)
a lump sum in the amount of $1,500,000 ($2,500,000 for termination following a change of control) within 5 business days of the last day of the restricted period.

              Upon the occurrence of a termination by Mr. Kasbar without good reason, by the Company for cause or by the Company due to Mr. Kasbar's death or disability, Mr. Kasbar will be entitled to the payments specified in (i) above.

              Birns Agreement and ESP—As set forth in the table below, under the Birns Agreement and the ESP, upon the occurrence of a termination by the Company without Cause or by the executive for good reason we will make the following payments:

(i)
an amount equal to accrued but unpaid base salary and benefits (including accrued vacation) through the date of termination, in the case of Mr. Birns, or Accrued Obligations (as defined in the ESP) such Accrued Obligations to be paid no later than 60 days after the date of termination;

(ii)
any unpaid bonus for the year prior to the year of termination to be paid on the same date that bonuses are paid to our other senior executive officers;

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(iii)
a prorated bonus for the calendar year in which the executive's employment is terminated, however, no pro-rated bonus will be paid if the executive's termination date occurs before the payment of bonuses for the prior calendar year. Any such bonus will be prorated based on the bonus the executive would have earned if he or she had remained employed by us for the entire year. Any such bonus will be paid on the same date that bonuses are paid to our other senior executive officers;

(iv)
continued health insurance coverage in effect as of the termination date for the executive and his immediate family, or covered dependents in the case of the ESP, for a period of up to 18 months. Such coverage will terminate earlier if the executive becomes eligible for health insurance coverage through employment or services provided to another person or entity, or, in the case of the ESP, if the executive attains the age of 65; and

(v)
in the case of Mr. Birns, a severance payment in an amount equal to two times base salary as of the termination date and, in the case of the ESP, a multiple (one or two times as determined by the Compensation Committee) of the executive's base salary as of the termination date, which will be paid to each executive in regular payroll installments over a 24-month period following termination.

              Upon the occurrence of a termination due to death or disability, Mr. Birns will be entitled to the payments specified in (i)-(iii) above and, under the ESP, Messrs. Smith, Crosby and Rau will be entitled to the payments specified in (i)-(iv) above.

Potential Payments Upon Termination Table

              The estimated payments and benefits that would be provided to each of the NEOs pursuant to their respective agreements or the ESP, as the case may be, as a result of (1) Termination by Company for Cause or by Executive Without Good Reason, (2) Termination by Company Without Cause, (3) Termination by Executive for Good Reason, (4) Termination by Company Without Cause or by Executive for Good Reason within two (2) years of a Change of Control, and (5) Termination of employment due to death or disability are set forth in the table below. Calculations for this table are based on the assumption that the termination took place on December 31, 2018. In order to receive the benefits set forth below, an executive must satisfy certain restrictive covenants for a specified period of time after the termination event before any cash severance payment is made. We have the right to not pay or provide these benefits or discontinue the payment and provision of these benefits if the executive fails to satisfy such obligations.

	Severance Payment(1)	Pro-Rata Bonus(2)	Medical Benefits(3)	Acceleration and Continuation of Equity Awards(4)	Total(5)
Mr. Kasbar
Termination by Company for Cause or by Executive Without Good Reason	$—	$—	$—	$—	$—
Termination by Company Without Cause(6) or by Executive for Good Reason	3,000,000	3,575,619	182,113	1,205,338	7,963,071
Termination by Company Without Cause or by Executive for Good Reason within two (2) years of a Change of Control	5,000,000	3,575,619	182,113	2,568,009	11,325,742
Death or Disability	—	3,575,619	—	1,205,338	4,780,957

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	Severance Payment(1)	Pro-Rata Bonus(2)	Medical Benefits(3)	Acceleration and Continuation of Equity Awards(4)	Total(5)
Mr. Birns
Termination by Company for Cause or by Executive Without Good Reason	$—	$—	$—	$—	$—
Termination by Company Without Cause or by Executive for Good Reason	1,200,000	1,413,493	36,048	430,971	3,080,512
Termination by Company Without Cause or by Executive for Good Reason within two (2) years of a Change of Control	1,200,000	1,413,493	36,048	1,091,860	3,741,401
Death or Disability	—	1,413,493	—	430,971	1,844,464
Mr. Smith
Termination by Company for Cause or by Executive Without Good Reason	—	—	—	—	—
Termination by Company Without Cause	600,000	463,397	36,048	408,119	1,507,564
Termination by Company Without Cause or by Executive for Good Reason(7) within two (2) years of a Change of Control	600,000	463,397	36,048	2,395,736	3,495,182
Death or Disability	—	718,397	36,048	681,167	1,435,613
Mr. Crosby
Termination by Company for Cause or by Executive Without Good Reason	—	—	—	—	—
Termination by Company Without Cause	1,000,000	719,803	43,247	220,309	1,983,359
Termination by Company Without Cause or by Executive for Good Reason(7) within two (2) years of a Change of Control	1,000,000	719,803	43,247	1,314,981	3,078,031
Death or Disability	—	847,303	43,247	537,179	1,427,729
Mr. Rau
Termination by Company for Cause or by Executive Without Good Reason	—	—	—	—	—
Termination by Company Without Cause	1,000,000	905,173	43,247	276,439	2,324,860
Termination by Company Without Cause or by Executive for Good Reason(7) within two (2) years of a Change of Control	1,000,000	905,173	43,247	1,450,699	3,499,119
Death or Disability	—	1,032,673	43,247	593,309	1,669,230

(1)
The amounts in this column are the severance payments payable to our NEOs upon the occurrence of the relevant event. For Messrs. Birns, Smith, Crosby and Rau, this represents a severance payment equal to a multiple of their base salary as of the termination date (based on their actual salary as of December 31, 2018), payable over a 24-month period.

(2)
The amounts in this column are the bonuses payable to the executive, prorated through the date of termination. Amounts are paid when, and to the extent that, they would have been paid had the executive's employment not terminated. For Messrs. Kasbar and Birns, this amount reflects the amounts earned by the executive for the year-ended December 31, 2018. For Messrs. Smith, Crosby, and Rau this amount reflects the amounts earned by the executive for the year-ended December 31, 2018, other than any bonuses that may be earned based on achievement of non-financial objectives, which are payable at target only in the case of death or disability.

(3)
Each executive is entitled to receive continuation of his medical benefits generally for 18 months following the date of termination. This column reflects the current cost of COBRA premiums for such period. In addition, Mr. Kasbar is entitled to be reimbursed for the cost of obtaining comparable private health insurance coverage until the occurrence of various events up to a maximum of $150,000. For purposes of this table, we have assumed the maximum premiums would be paid.

(4)
The amounts in this column relating to both SSARs and performance-related SSARs represent the value of unvested and accelerated awards as of December 31, 2018, calculated by multiplying the number of accelerated awards by the difference between the conversion price and the closing price of our common stock on December 31, 2018. The amounts in this column relating to both restricted stock and

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  performance-related restricted stock represent the value of unvested and accelerated stock as of December 31, 2018, calculated by multiplying the number of accelerated shares by the closing price of our common stock on December 31, 2018. The equity granted under the PSP is reflected assuming performance at target (other than the 2016 PSP RSUs, which reflect no payout for a Termination without cause or upon Death or Disability as they were forfeited in March 2019 when the Committee determined the threshold level of performance had not been met). The PSP target amount is pro-rated for all events other than those that occur after a Change of Control, with full acceleration for a Termination without Cause or a Termination with Good Reason that occurs after a Change of Control.

(5)
The totals in this column do not include additional amounts payable to the executive under the Company's other employment programs that are applicable to all employees. Specifically, in accordance with the Company's policies, upon any termination, all employees are entitled to certain accrued obligations including salary earned through the date of termination, unreimbursed business expenses incurred in accordance with Company policy and a payment for unused paid time off. In addition, Mr. Kasbar is entitled to receive his non-qualified deferred compensation from a previously earned bonus upon any separation from us. Please see "Non-Qualified Deferred Compensation" table beginning on page 53 for an explanation of this amount.

(6)
If Mr. Kasbar's employment agreement is not renewed at the end of its term, Mr. Kasbar is entitled to the same amount of payments and benefits as if he were terminated without Cause.

(7)
As discussed above, our ESP defines "Good Reason" to have occurred only if certain events have happened within two years after a Change of Control has occurred. Consequently, for Messrs. Smith, Crosby, and Rau, any termination by him of his employment upon the occurrence of such events absent a Change of Control will be deemed a Termination without Good Reason.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of our Chief Executive Officer, Michael J. Kasbar.

As of December 31, 2017, our employee population consisted of approximately 5,225 individuals working at the Company and our subsidiaries, of which approximately 2,501 are located in the U.S. (and approximately 2,724 are located outside the U.S.). We selected December 31, 2017, the last day of our fiscal year, as the determination date for identifying the median employee. In connection with this analysis, we excluded 49 employees, which were all of our employees located in Sweden.

In 2017, we identified the median employee by calculating the amount of annual total cash compensation (salary plus bonus, commissions, and the portion of long-term cash awards paid in 2017) paid to all of our employees (other than our CEO). We did not make any cost-of-living or other adjustments in identifying the median employee. Based on this methodology, the median employee in 2017 was a full-time, salaried employee in the U.S.

There have been no changes in our employee population or employee compensation arrangements in 2018 that would significantly impact the process that we used to identify the median employee for the 2017 compensation. However, the median employee identified for 2017 was not employed by us on December 31, 2018. Therefore, as permitted by the SEC rules, we replaced the 2017 median employee's compensation with that of another employee whose compensation was substantially similar to that of the 2017 median employee. The 2018 median employee is also a full-time, salaried employee in the U.S.

Once we identified our 2018 median employee, we then calculated the 2018 annual total compensation for such employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K). Under this calculation, the median employee's annual total compensation was $57,984. With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column of the Summary Compensation Table included in this proxy statement. The resulting ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was 84 to 1.

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VI. PROPOSAL NO. 2—NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

          The Board recognizes that executive compensation is an important matter for our shareholders. The guiding principles of our executive compensation philosophy and practice continue to be to: (i) attract, motivate and retain the exceptional management talent required to achieve above average growth and profitability, (ii) focus on rewarding the types of performance that increase shareholder value, (iii) link executive compensation to our long-term strategic objectives and (iv) align executives' interests with those of our shareholders.

          Pursuant to amendments to Section 14A of the Exchange Act, we are asking our shareholders to vote to approve or not approve, on an advisory basis, the executive compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis section beginning on page 32 of this proxy statement, and the compensation of our NEOs, as disclosed in this proxy statement. As an advisory vote, the results of this vote will not be binding on us, our Board or the Compensation Committee. However, our Board and Compensation Committee value the opinions of our shareholders, and will consider the outcome of this vote when making future decisions on the compensation of our NEOs and evaluating our executive compensation principles, policies and procedures.

              The Board believes that our executive compensation programs follow the guiding principles stated above. In order to align the interests of our senior executives with those of our shareholders, our executive compensation framework emphasizes the following:

  •
  Total compensation is tied to performance.  The majority of total executive compensation is variable and delivered on a pay-for-performance basis.

  •
  Long-term equity compensation aligns executives' and shareholders' interests.  Our NEOs receive equity awards, which generally have multi-year vesting requirements.

              This framework has resulted in compensation for our NEOs that is commensurate with our financial results, as demonstrated by the higher payouts in 2018 as compared to the previous year. Accordingly, we are asking our shareholders to vote, in an advisory manner, "FOR" the adoption of the following resolution:

              "RESOLVED, that the compensation paid to our NEOs, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion above is hereby APPROVED."

Vote Required

              The affirmative vote of a majority of the votes cast on the proposal is required for the approval of the non-binding, advisory vote on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION PAID TO OUR NEOS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED
ABOVE IN THIS PROXY STATEMENT.

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VII. PROPOSAL NO. 3—RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Introduction

              The Audit Committee appoints, compensates, retains and oversees our auditors. The Committee engages in an annual evaluation of the independent registered certified public accounting firm, or "independent auditor," qualifications, performance and independence and considers the advisability and potential impact of selecting a different independent registered certified public accounting firm.

              The Audit Committee has selected PwC to serve as our independent auditor for 2019. In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to us. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy includes meetings between the Chairman and the members of the Audit Committee and the candidates for the role, as well as discussion by the full committee with input from management.

              The Audit Committee and the Board believe that the continued retention of PwC as our independent auditor is in our best interests and those of our shareholders, and we are asking our shareholders to ratify the selection of PwC as our independent auditor for 2019. Although the Board is submitting the selection of PwC to our shareholders for ratification, the Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. If our shareholders do not ratify the selection of PwC as our independent registered certified public accounting firm, other independent registered certified public accounting firms will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered certified public accounting firm at any time during the year if it determines that such a change would be in the best interest of us and our shareholders.

              Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire and will be available to respond to questions.

Fees and Services of PricewaterhouseCoopers LLP

              The following table presents aggregate fees for professional audit services rendered by PwC for the audit of our consolidated financial statements for the fiscal years ended December 31, 2018 and 2017, and fees billed for other services rendered by PwC during those periods.

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Services Rendered

	(in millions)
	2018	2017

Audit Fees(1)	$5.9	$7.9
Audit-Related Fees(2)	0.3	0.2
Tax Fees(3)	0.9	—
All Other Fees	—	—

Total	$7.1	8.1

(1)
These amounts represent fees for professional services rendered for the audits of our consolidated financial statements included in our annual report on Form 10-K, reviews of the quarterly consolidated financial statements included in our quarterly reports on Form 10-Q, statutory audits, the assessment of our internal control assertions required by Section 404 of the Sarbanes-Oxley Act of 2002 and other SEC filings and accounting consultations on matters related to the annual audits or interim reviews.

(2)
This amount represents fees for professional services rendered in connection with service organization control reports and the implementation of accounting-related software for each of 2017 and 2018.

(3)
This amount represents fees for tax consulting and compliance services in our U.S. and non-U.S. locations.

Audit Committee Pre-Approval Policy

              Consistent with requirements of the SEC and the Public Company Accounting Oversight Board ("PCAOB") regarding auditor independence, the Audit Committee (i) appoints, (ii) negotiates and sets the compensation of and (iii) oversees the performance of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a pre-approval policy for all audit and permitted non-audit services performed by our independent auditors to ensure that providing such services does not impair the auditors' independence. There are two types of pre-approval under the policy, general and specific. Under the general type of pre-approval, proposed services are pre-approved on a categorical basis for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the pre-approved category. The Audit Committee reviews the general pre-approval categories on a periodic basis and approves the fee levels for each category annually. Under the specific type of pre-approval, proposed services, such as the annual audit engagement terms and fees, are approved on a case-by-case basis. Any services that have not been generally pre-approved or that exceed the approved fee levels must be specifically pre-approved. Specific pre-approval must be obtained from the Audit Committee.

              The Audit Committee has delegated the authority to the Chairman of the Audit Committee to pre-approve audit and non-audit services to be provided by the independent registered certified public accounting firm so long as such services: (a) involve fees of less than $100,000, and (b) are subsequently reported to and approved by the full Audit Committee at its next scheduled meeting. The Audit Committee approved all services provided by, and all fees paid to, PwC. The Audit Committee has considered the services provided by PwC as described above and has determined that such services are compatible with maintaining PwC's independence.

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Report of the Audit Committee

              The Audit Committee has reviewed and discussed with management and with the independent registered certified public accounting firm the audited consolidated financial statements for the 2018 fiscal year. The Audit Committee has also performed the other reviews and duties set forth in its charter. The Audit Committee discussed with the independent registered certified public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communication with Audit Committees, as adopted by the PCAOB.

              Additionally, the Audit Committee has: (i) received the written disclosures and the letter from the independent registered certified public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered certified public accounting firm's communications with the Audit Committee concerning independence; (ii) considered whether the provision of tax and accounting research and other non-audit services by our independent registered certified public accounting firm is compatible with maintaining their independence; and (iii) discussed with the independent registered certified public accounting firm their independence from us and our management.

              In reliance on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in our Annual Report on Form 10-K for the 2018 fiscal year for filing with the SEC.

              In determining whether to reappoint PwC as our independent registered certified public accounting firm for 2019, the Audit Committee considered the qualifications, performance and independence of the firm and the audit engagement team, together with the following factors:

  •
  PwC's capabilities to handle the breadth and complexity of our global operations;

  •
  PwC's familiarity with our industry, accounting policies, financial reporting process, and internal control over financial reporting;

  •
  the quality and candor of PwC's communications with the Audit Committee and management;

  •
  external data on the firm's audit quality and performance, including recent PCAOB reports on PwC and its peer firms;

  •
  the performance of the lead engagement partner and the other professionals on our account; and

  •
  the appropriateness of PwC's fees based on the scope of activities.

              In light of the Audit Committee's views on the performance of PwC, it is the Audit Committee's belief that continuing to retain PwC is in our best interest and those of our shareholders. Consequently, the Audit Committee has appointed PwC as our independent registered certified public accounting firm for fiscal year 2019 and recommends that shareholders ratify the appointment at the Annual Meeting.

John L. Manley, Chairman
Richard A. Kassar, Member
J. Thomas Presby, Member

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              Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Report of the Audit Committee and the Compensation Committee Report above shall not be incorporated by reference into this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
"FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
FOR THE 2019 FISCAL YEAR

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VIII. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of April 5, 2019 (the "Reporting Date"), by (i) each person known to us to beneficially own more than 5% of our outstanding common stock; (ii) our named executive officers for the fiscal year ended December 31, 2018; (iii) each director and nominee for director and (iv) all of the executive officers and directors as a group. Except as shown in the table, no other person is known by us to beneficially own more than 5% of our outstanding common stock.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percent(2)
Holding more than 5%
BlackRock, Inc.(3)	8,363,464	12.4%
The Vanguard Group, Inc.(4)	6,050,827	9.0%
Dimensional Fund Advisors LP(5)	5,685,164	8.5%
FMR, LLC(6)	5,141,403	7.6%
Boston Partners(7)	4,832,593	7.2%
Named executive officers and directors:
Michael J. Kasbar(8)	804,968	1.2%
Ira M. Birns(9)	62,851	*
Jeffrey P. Smith(10)	—	*
Michael J. Crosby(11)	6,320	*
John P. Rau(12)	26,865	*
Ken Bakshi(13)	57,667	*
Jorge L. Benitez(14)	24,101	*
Stephen Gold(15)	10,166	*
Richard A. Kassar(16)	53,376	*
John L. Manley(17)	34,540	*
J. Thomas Presby(18)	45,308	*
Stephen K. Roddenberry(19)	86,091	*
Paul H. Stebbins(20)	391,404	*
All executive officers and directors as a group (14 persons)(21)	1,646,521	2.4%

*
Less than one percent.

(1)
Unless otherwise indicated, the address of each of the beneficial owners identified is c/o World Fuel Services Corporation, 9800 Northwest 41st Street, Miami, Florida 33178.

(2)
The number and percentage of shares beneficially owned by each person has been determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Accordingly, in determining the percentage of shares beneficially owned by each person, shares that may be acquired by such person within 60 days of the Reporting Date are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for any other person. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power with respect to the shares shown as beneficially owned. The number of shares of common stock that could be obtained on exercise of SSARs is calculated by (a) multiplying the number of outstanding SSARs which can be exercised within 60 days of the Reporting Date, by the difference between the closing price of $30.89 for our common stock on the Reporting Date and the SSAR exercise price and

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  (b) dividing such number by $30.89. The percentages shown are based on 67,251,396 shares of common stock issued and outstanding on the Reporting Date.

(3)
Based on a Schedule 13G/A, as filed with the SEC on January 31, 2019. BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act, is the beneficial owner of 8,363,464 shares of our outstanding common stock, of which they hold sole voting power with respect to 8,012,188 shares and sole investment power with respect to all of the beneficially owned shares.

(4)
Based on a Schedule 13G/A, as filed with the SEC on February 11, 2019. The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) and two wholly owned subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., are the beneficial owners of 6,050,827 shares, 59,039 shares and 16,088 shares, respectively, of our outstanding common stock. The Vanguard Group, Inc. holds sole voting power with respect to 66,627 shares, shared voting power with respect to 8,500 shares, sole investment power with respect to 5,983,288 shares and shared investing power with respect to 67,539 shares beneficially owned.

(5)
Based on a Schedule 13G, as filed with the SEC on February 8, 2019. The Dimensional Fund Advisors LP, Building One, 6300 Bee Cave Road, Austin, TX 78746, an investment adviser in accordance with Rule 13d 1(b)(1)(ii)(E) serves as an investment manager or sub-adviser to investment companies, trusts and accounts, collectively referred to as the "Funds". In such role, Dimensional Fund Advisors LP or its subsidiaries may be deemed to be the beneficial owner of the shares held by the Funds. Dimensional Fund Advisors LP has sole voting power with respect to 5,561,659 shares and sole investment power with respect to 5,685,164 shares. Dimensional Fund Advisors LP disclaims beneficial ownership of such securities.

(6)
Based on a Schedule 13G/A, as filed with the SEC on February 13, 2019. FMR, LLC, 245 Summer Street, Boston, MA 02210, a parent holding company in accordance with Rule 13d-1(b)(ii)(G) of the Exchange Act, is the beneficial owner of 5,141,403 shares of our outstanding common stock, of which they hold sole voting power with respect to 653,519 shares and sole investment power with respect to all of the beneficially owned shares.

(7)
Based on a Schedule 13G, as filed with the SEC on February 14, 2019. Boston Partners, One Beacon Street, 30th Floor, Boston, MA 02108, an investment adviser in accordance with 13d-1(b)(ii)(G) of the Exchange Act, is the beneficial owner of 4,832,593 shares of our outstanding common stock, of which they hold sole voting power with respect to 3,526,086 shares, shared voting power with respect to 23,767 and sole investment power with respect to 4,832,593 shares beneficially owned.

(8)
This amount includes 1,340 of the reported shares of common stock are indirectly held by Mr. Kasbar's spouse. This amount excludes 63,136 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Kasbar has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting. This amount also includes 403,784 shares that were pledged as collateral for a personal loan.

(9)
This amount excludes 25,104 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Birns has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting.

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(10)
This amount excludes 79,369 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Smith has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting.

(11)
This amount includes 971 shares of common stock issuable pursuant to the settlement of RSUs that will vest within 60 days of the Reporting Date. This amount excludes 49,274 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Crosby has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting.

(12)
This amount includes 5,043 shares of common stock issuable pursuant to the settlement of RSUs that will vest within 60 days of the Reporting Date. This amount excludes 49,423 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Rau has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting.

(13)
This amount includes 40,933 shares of common stock issuable pursuant to the settlement of stock units and RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement, 29,682 shares will be delivered to Mr. Bakshi upon his departure from the Board, 9,111 will be delivered in May 2019 and the balance will be delivered on the earlier of his departure from the Board or the third anniversary of the respective grant date.

(14)
This amount includes 11,251 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement, 9,111 shares will be delivered to Mr. Benitez in May 2019 and the balance will be delivered on the earlier of his departure from the Board or the third anniversary of the respective grant date.

(15)
This amount includes 8,800 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement, 7,434 shares will be delivered to Mr. Gold in May 2019 and the balance will be delivered on the earlier of his departure from the Board or the third anniversary of the grant date.

(16)
This amount includes 27,930 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement, 16,679 shares will be delivered to Mr. Kassar upon his departure from the Board, 9,111 will be delivered in May 2019 and the balance will be delivered on the earlier of his departure from the Board or the third anniversary of the respective grant date. 4,000 of the shares of common stock beneficially owned by Mr. Kassar are held by his defined benefit plan, for which Mr. Kassar serves as trustee.

(17)
This amount includes 13,000 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, 1,749 shares will be delivered to Mr. Manley upon his departure from the Board, 9,111 will be delivered in May 2019 and the balance will be delivered on the earlier of his departure from the Board or the third anniversary of the respective grant date.

(18)
This amount includes 32,230 shares of common stock issuable pursuant to the settlement of stock units and RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement, 20,979 shares will be delivered to Mr. Presby upon his departure from the Board, 9,111 will be delivered in May 2019 and the balance of the RSUs will be delivered on the earlier of his departure from the Board or the third anniversary of the respective grant date.

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(19)
This amount includes 27,930 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, 16,679 shares will be delivered to Mr. Roddenberry upon his departure from the Board, 9,111 will be delivered in May 2019 and the balance will be delivered on the earlier of his departure from the Board or the third anniversary of the respective grant date.

(20)
This amount includes 10,525 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement, 8,523 shares will be delivered to Mr. Stebbins in May 2019 and the balance will be delivered on the earlier of his departure from the Board or the third anniversary of the respective grant date. 139,037 of the shares of common stock beneficially owned by Mr. Stebbins are held by a revocable trust, for which Mr. Stebbins serves as trustee, and 233,664 of the shares of common stock beneficially owned by Mr. Stebbins are held by an irrevocable trust, for which Mr. Stebbins serves as trustee.

(21)
This amount includes an aggregate of 181,918 shares issuable pursuant to RSUs that vested or will vest within 60 days after the Reporting Date.

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IX. OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

              Section 16(a) of the Exchange Act requires our directors and certain officers, and persons who own more than 10% of our common stock, to file with the SEC reports of ownership and changes in ownership of our common stock and other equity securities. Based solely on a review of such reports that were filed with the SEC, all filings required of directors and Section 16 officers and persons who own more than 10% of our common stock in 2018 were made on a timely basis.

Shareholder Proposals for the 2020 Annual Meeting

              Proposals for Inclusion in the Proxy Statement.    The date by which shareholder proposals must be received by us for inclusion in proxy materials relating to the 2020 annual meeting of shareholders, or the "2020 Annual Meeting," is December 14, 2019. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy materials in accordance with SEC regulations governing the solicitation of proxies.

              Proposals not Included in the Proxy Statement and Nominations for Director.    Shareholder proposals not included in our proxy statement and shareholder nominations for director may be brought before an annual meeting of shareholders in accordance with the advance notice procedures described in our By-Laws. In general, notice must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (i.e., May 24, 2020) and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. For the 2020 Annual Meeting, the Corporate Secretary must receive notice of the proposal on or after the close of business on January 25, 2020 and no later than the close of business on February 24, 2020. Shareholder proposals must be in proper written form and must meet the detailed disclosure requirements set forth in our By-Laws, including a description of the proposal, the relationship between the proposing shareholder and the underlying beneficial owner, if any, and such parties' stock holdings and derivative positions in our securities. If we hold the 2020 Annual Meeting more than 30 days earlier or more than 60 days later than such anniversary date, we must receive your notice not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

              Our By-Laws also require that shareholder proposals concerning nomination of directors provide additional disclosure, including information we deem appropriate to ascertain the nominee's qualifications to serve on the Board, disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any, and other information required to comply with the proxy rules and applicable law.

              The specific requirements of these advance notice provisions are set forth in Article I, Sections 6 and 7 of our By-Laws, a copy of which is available upon request. Such request and any shareholder proposals or director nominations should be sent to our Corporate Secretary at our principal executive offices.

List of Shareholders Entitled to Vote at the Annual Meeting

              The names of shareholders of record entitled to vote at the Annual Meeting will be available at our corporate office for a period of 10 days prior to the Annual Meeting and continuing through the Annual Meeting.

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Expenses Relating to this Proxy Solicitation

              We will bear the cost of the solicitation of proxies from our shareholders, including preparing, printing and mailing the Notice and this proxy statement. In addition to solicitations by mail, our directors, officers and employees, and those of our subsidiaries and affiliates, may solicit proxies from shareholders by telephone or other electronic means or in person but will receive no additional compensation for soliciting such proxies. We will cause banks and brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of our common stock held of record by such banks, brokerage firms, custodians, nominees and fiduciaries. We may reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We may also retain the services of a solicitor to assist in soliciting proxies and pay them a fee as well as other costs and expenses.

Communication with our Board

              Any interested party can contact our Board, any Board committee, our presiding director, our lead independent director, the non-management directors as a group or any individual director by (i) writing to any of them, c/o Corporate Secretary, at our principal office at 9800 Northwest 41st Street, Miami, Florida 33178, (ii) contacting our compliance hotline at (877) 787-8742 (Toll Free Domestic) or (770) 776-5690 (Collect) or (iii) accessing www.reportlineweb.com/wfs on the Internet. Such communications may be submitted on an anonymous or confidential basis. Any communications received from interested parties in the manner described above will be collected and organized by our Corporate Secretary and will be periodically, but in any event prior to each regularly-scheduled Board meeting, reported and/or delivered to the appropriate director or directors.

Available Information

              We maintain an Internet website at www.wfscorp.com. Copies of the Committee charters of each of the Audit Committee, Compensation Committee, Governance Committee and Technology and Operations Committee, together with other corporate governance materials, such as our Corporate Governance Principles and Code of Conduct, can be found under the Investor Relations—Corporate Governance section of our website located at www.wfscorp.com, and such information is also available in print to any shareholder who requests it by writing to our Corporate Secretary at the address below.

              We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our 2018 annual report on Form 10-K as filed with the SEC, including the financial statements and schedules thereto. In addition, such report is available, free of charge, through the Investor Relations—Corporate Governance section of our Internet website, located at www.wfscorp.com. You should direct a request for a copy of this report to World Fuel Services Corporation, 9800 Northwest 41st Street, Miami, Florida 33178, Attention: Corporate Secretary. We will forward you a copy of any exhibit to the 2018 annual report on Form 10-K when you send a written request to Investor Relations.

Electronic Delivery

              Pursuant to rules adopted by the SEC, we are furnishing our proxy materials to our shareholders over the Internet and providing a Notice of Internet Availability of Proxy Materials by mail instead of mailing a printed copy of our proxy materials, which include our proxy statement and annual report. This process has allowed us to expedite our shareholders' receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting. All shareholders receiving the Notice will have the ability to access the proxy materials over the Internet and receive a paper copy of the proxy materials by mail at no charge upon request.

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Householding

              We have adopted a procedure approved by the SEC called "householding." Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our Notice, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

              If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact our transfer agent, EQ Shareowner Services (in writing: P.O. Box 64854, St. Paul, MN 55164-0854, or by telephone: (800) 468-9716 or (651) 450-4064).

              If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice in the future, please contact EQ Shareowner Services as indicated above. Beneficial shareholders can request information about householding from their broker, bank, trustee, agent or other record holder.

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VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 23, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. WORLD FUEL SERVICES CORPORATION 9800 NORTHWEST 41ST STREET MIAMI, FL 33178 ATTN: CORPORATE SECRETARY VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up unti 11:59 P.M. Eastern Time on May 23, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR all listed nominees in Proposal 1. nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Michael J. Kasbar 06 John L. Manley 02 Ken Bakshi 07 Stephen K. Roddenberry 03 Jorge L. Benitez 08 Paul H. Stebbins 04 Stephen J. Gold 05 Richard A. Kassar The Board of Directors recommends you vote FOR Proposals 2 and 3. 2. Approval of the non-binding, advisory vote on executive compensation. For 0 0 Against 0 0 Abstain 0 0 3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered certified public accounting firm for the 2019 fiscal year. NOTE: In their discretion, the proxies are authorized to vote upon any other matter coming before the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES AND ON ALL OTHER PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT. 0 For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting Yes 0 No 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000415317_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. World Fuel Services Corporation 9800 Northwest 41st Street Miami, Florida 33178 This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on May 24, 2019 at 8:00 AM Eastern Time to be held at the offices of Norton Rose Fulbright LLP located at 1301 Avenue of the Americas, New York, NY 10019. The shares of stock you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted "FOR" the Nominees listed in Proposal 1 and "FOR" Proposals 2 and 3. By signing the proxy, you revoke all prior proxies and appoint each of Michael J. Kasbar and Paul H. Stebbins with full power of substitution, to vote your shares at the Annual Meeting or any adjournments or postponements thereof, with all the powers that you would possess if personally present, upon and in respect of the matters shown on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000415317_2 R1.0.1.18